UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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IPSCO Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IPSCO Inc.

Notice of Annual and Special Meeting of
Shareholders and Proxy Statement & Management
Proxy Circular

May 4, 2006

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS

NOTICE is hereby given that the Annual and Special Meeting of IPSCO Inc. will be held at the Turvey Centre, in Regina, Saskatchewan, on Thursday, May 4, 2006 at the hour of 9:00 a.m., local time, for the following purposes:

(a)          to receive the financial statements for the financial year ended December 31, 2005 and the auditors’ report thereon;

(b)         to elect directors;

(c)          to appoint auditors and to authorize the directors to fix their remuneration;

(d)         to approve the Annual Incentive Plan for Senior Officers attached to the Proxy Statement as Schedule “E”; and

(e)          to transact all such matters or business as may properly come before the meeting or any adjournment thereof.

All holders of common stock of record at the close of business on March 20, 2006 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

The Proxy Statement accompanying this Notice refers to the procedures to be used by shareholders who wish to appoint a proxy holder to attend and act at the meeting on their behalf. Shareholders wishing to deposit proxies must deposit the form of proxy, duly completed, at the office of Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, not later than 4:30 p.m., local time, on Tuesday, May 2, 2006.

Your vote is very important. If you are not able to be present in person, please complete and return the form of proxy accompanying this Notice in the enclosed envelope, postage prepaid, as soon as possible.

This Notice and accompanying Proxy Statement and form of proxy are being distributed on or about March 29, 2006.

BY ORDER OF THE BOARD

Leslie T. Lederer
Vice President, General Counsel and Corporate Secretary

March 29, 2006
Lisle, Illinois

March 29, 2006

Dear Shareholder:

You are invited to attend our Company’s Annual and Special Meeting of Shareholders, which will be held on Thursday, May 4, 2006, at 9:00 a.m. local time at the Turvey Centre, Armour Road, in Regina, Saskatchewan.

The formal Notice of Annual and Special Meeting of Shareholders, and Proxy Statement and Management Proxy Circular accompanying this letter describe the business to be acted upon at the meeting.

Your vote is important to us and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, I encourage you to mark, sign, date and return the accompanying proxy promptly. On behalf of the Board of Directors, thank you for your continued support of IPSCO Inc.

Sincerely,

David Sutherland
President and Chief Executive Officer

IPSCO INC.

PROXY STATEMENT & MANAGEMENT PROXY CIRCULAR

(As at March 29, 2006)

SOLICITATION OF PROXIES

This Proxy Statement (in Canada referred to as the Management Proxy Circular) is furnished in connection with the solicitation of proxies by the Board of Directors of IPSCO Inc. (“IPSCO” or the “Company”) whose principal executive offices are located at 650 Warrenville Road, Suite 500, Lisle, Illinois, 60532 to be used at the Annual and Special Meeting of Shareholders of the Company (the “Meeting”) to be held at the time and place and for the purpose set forth in the accompanying Notice of Meeting. The cost of the solicitation will be borne by the Company. At the Meeting, shareholders will act upon the matters outlined in the Notice of Meeting. In addition, the Company’s management will report on the performance of the Company and respond to questions from shareholders.

This Proxy Statement and the enclosed form of proxy are being mailed to shareholders of the Company on or about March 29, 2006.

APPOINTMENT, DELIVERY AND REVOCATION OF PROXIES

The persons named in the enclosed form of proxy are officers of the Company. A shareholder desiring to appoint some person to attend, act and vote for the shareholder at the Meeting other than the persons designated in the form of proxy may do so by striking out the names of the persons designated and inserting such other person’s name in the blank space provided in the form of proxy. A person appointed as proxy need not be a shareholder.

Proxies must be deposited at the offices of Computershare Trust Company of Canada, Proxy Department, 9th Floor, 100 University Avenue, Toronto, Ontario M5J 2Y1, not later than 4:30 p.m., local time, on Tuesday, the 2nd day of May, 2006.

A shareholder who has given a proxy may revoke it by depositing a written notice of revocation signed by the shareholder or the shareholder’s attorney authorized in writing:

(a)    at the registered office of the Company, 1500 - 1874 Scarth Street, Regina, Saskatchewan S4P 4E9, at any time up to and including the close of business on the last business day preceding the day of the Meeting or an adjournment thereof, at which the proxy is to be used; or

(b)   with the Chairman of the Meeting on the day of the Meeting or an adjournment thereof;

or in any other manner permitted by law, including by signing another form of proxy bearing a later date and depositing it at the above-mentioned office of Computershare Trust Company of Canada within the time stated above.

The person appointed as proxy, using the enclosed form of proxy, has discretionary authority and may vote the shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Meeting or other matters which may properly come before the Meeting. Management of the Company knows of no such amendments, variations or other matters to come before the Meeting.

Unless properly revoked, the shares represented by properly executed and returned proxies in favor of the persons designated in the enclosed form of proxy will be voted or not voted on any ballot that may be called for with respect to any matter referred to therein in accordance with the instructions made in the proxy. In the absence of such instructions, shares will be voted in favor of each of the matters of business brought before the Meeting and identified in the Notice of Meeting.

Non-Registered Shareholders

Many shareholders (“Non-registered Shareholders”) do not hold their common shares of the Company (“Common Shares”) in their own name, but through a “nominee”, such as a trust company, securities broker or other financial institution. The nominee is required to seek instructions from the Non-registered Shareholder as to how to vote such Common Shares. For that reason, Non-registered Shareholders will have received this Proxy Statement from their respective nominees, together with a voting instruction form. Each nominee has its own signing and return instructions, and Non-registered Shareholders should follow these instructions carefully to ensure their shares will be voted.

Since the Company does not have access to the names of its Non-registered Shareholders, the Company will have no record of a Non-registered Shareholder’s shareholdings or of his or her entitlement to vote, unless the nominee has appointed the Non-registered Shareholder as proxyholder. Therefore, in order to vote in person at the Meeting, a Non-registered Shareholder should insert his or her own name in the space provided on the voting instruction form sent by the nominee, and then return the form to the nominee in the envelope provided. By doing so, the Non-registered Shareholder is instructing the nominee to appoint such Non-registered Shareholder as proxyholder with the right to vote at the Meeting. The voting section of the form should not be completed as the vote will be recorded at the meeting. The Non-registered Shareholder may then attend the Meeting in person and vote his or her Common Shares.

A Non-registered Shareholder wishing to revoke a voting instruction form given to a nominee should contact the nominee to discuss if this is possible and, if so, the procedures to be followed. Non-registered Shareholders should follow the instructions on the forms they receive and contact their nominees promptly if they need assistance.

REFERENCES TO “dollars,” “$” AND “US$” ARE TO UNITED STATES DOLLARS AND REFERENCES TO “CDN$” ARE TO CANADIAN DOLLARS. ALL DOLLAR FIGURES CONTAINED IN THIS DOCUMENT ARE IN US$ UNLESS OTHERWISE STATED.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

As of the close of business on March 20, 2006, the Company has outstanding 48,073,018 Common Shares without nominal or par value, each carrying the right to one vote at all meetings of the Company. The Board of Directors has fixed the close of business on March 20, 2006, as the record date for the Meeting. Shareholders of record on such date will be entitled to one vote at the Meeting for each Common Share held by them.

Unless otherwise noted, a simple majority of the votes cast at the Meeting, in person or by proxy, will constitute approval of any matter submitted to a vote.

To the knowledge of the Board, no shareholder beneficially owns, or has control or direction over, more than 5% of the Common Shares of the Company other than:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner(1)	Percent of Common Shares
FMR Corp	4,704,110	9.8%
82 Devonshire Street
Boston, MA 02109
Royce & Associates, LLC	3,504,300	7.3%
1414 Avenue of Americas,
New York, NY 10019
Barclays Global Investors, NA	2,681,867	5.6%
45 Fremont Street
San Francisco, CA 94105

(1)                The number of Common Shares beneficially owned was determined solely by a review of Schedules 13-G filed by each of the noted Beneficial Owners with the SEC, and an “Early Warning Report” search conducted via SEDAR.

The table below sets forth certain information regarding the beneficial ownership of the Common Shares (including restricted shares and options) as at March 20, 2006 as it relates to:  (a) each director, (b) each of the Named Executive Officers (as defined below) and (c) all directors and executive officers of the Company as a group.

Name of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Common Shares
Burton Joyce	11,100	.023
Michael Grandin	7,225	.015
Juanita Hinshaw	7,600	.016
Jack Michaels	3,800	.008
Bernard Michel	8,100	.017
Allan Olson	24,950	.052
Arthur Price	6,025	.019
Richard Sim	7,100	.015
Roger Tetrault	5,600	.012
Gordon Thiessen	6,800	.014
D. Murray Wallace	5,350	.011
John Zaozirny	6,850	.014
David Sutherland	130,258	.271
Vicki Avril	25,945	.054
John Tulloch	20,881	.043
Peter MacPhail	33,100	.069
Joseph Russo	22,035	.046
All directors and executive officers as a group (21 persons)	420,617	.875

BUSINESS OF THE MEETING

Financial Statements

The consolidated financial statements of the Company for the year ended December 31, 2005, are included in the Company’s Form 10-K, filed March 13, 2006, which is included in the 2005 Annual Report mailed to Shareholders with this Proxy Statement and is incorporated by reference herein. The 2005 Annual Report is also available on the Company’s website (www.ipsco.com) and has been filed on SEDAR at www.sedar.com.

Election of the Board of Directors

All of the members of the Board of Directors are elected annually. The Company’s Articles permit the Company to have between 10 and 23 directors, as fixed by the Board of Directors. The number of directors presently in office is 13 and the Board has again set the number of directors to be elected at 13. The nominees proposed for election as directors of the Company are listed beginning on page 6. All nominees standing for election are currently directors of the Company.

The Governance and Compliance Committee of the Board, acting under its mandate as the nominating committee, reviews annually the qualifications of the persons proposed for election and re-election to the Board and submits its recommendations to the full Board for consideration. The persons proposed for nomination are, in the opinion of the Board, qualified to act as directors for the ensuing year. All nominees have established their eligibility and willingness to serve as directors if elected. Each director elected will hold office until the Company’s next annual meeting or until his or her successor is earlier elected or appointed.

The Governance and Compliance Committee will consider nominees recommended by shareholders of the Company. Each shareholder must comply with applicable requirements of the Company’s Bylaws and the securities laws and regulations with respect to the nomination of, or proposal of, nominees for election as directors of the Company. Any such shareholder nominations, together with appropriate biographical information, should be submitted to the Chairman of the Governance and Compliance Committee, c/o Mr. Leslie T. Lederer, Vice President, General Counsel and Corporate Secretary, IPSCO Inc., 650 Warrenville Road, Suite 500, Lisle, IL 60532.

The shares represented by the proxies in the form enclosed herewith will be voted for the election of nominees whose names are set forth herein unless specifically instructed on the form of proxy to withhold such vote. Management does not contemplate that any of the proposed nominees will be unable to serve as a director, but if that should occur for any reason prior to the Meeting, the persons named in the enclosed form of proxy reserve the right to vote for another nominee in their discretion.

Appointment of Auditor

The Board recommends that Ernst & Young LLP be reappointed as auditor of the Company until the close of the next annual meeting and that the Audit Committee of the Board of Directors be authorized to fix their remuneration. Ernst & Young LLP has served as the auditor of the Company since April 1991. The appointment of auditor will be decided by a simple majority of votes cast by holders of Common Shares at the Meeting. Representatives of Ernst & Young LLP will be present at the Meeting and will be given the opportunity to make a statement if they so wish. The representatives will also be given the opportunity to respond to appropriate questions.

The persons named in the enclosed form of proxy intend to vote for the reappointment of Ernst & Young LLP as auditor of the Company until the next annual meeting of the Company at remuneration to be fixed by the Audit Committee of the Board of Directors.

Audit Fees

The aggregate fees billed for professional services rendered by Ernst & Young LLP for the year ended December 31, 2005, and for the year ended December 31, 2004, are set out below:

	Audit Fees(1)	Audit Related Fees(2)	Tax Fees(3)	All Other Fees	% Approved by Audit Committee(4)
Fiscal 2005	$1,573,041	$157,850	$445,249	Nil	100%
Fiscal 2004	$762,000	$66,600	$110,500	Nil	100%

(1)                These amounts consist of fees billed for professional services performed by Ernst & Young LLP for the audit of the Company’s annual financial statements, the annual audit of the Company’s system of internal controls, and services that are normally provided in connection with statutory and regulatory filings.

(2)                These amounts consist of fees billed for assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit of the Company’s financial statements. This includes employee benefit plan audits and consultation with respect to financial reporting, accounting standards and Sarbanes-Oxley Act Section 404 compliance.

(3)                Tax fees consist of fees billed for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

(4)                The Audit Committee’s pre-approval policies and procedures are described in “The Statement of Corporate Governance Practices” beginning at page 11 of this Proxy Statement.

Approval of Annual Incentive Plan for Senior Officers

The proposed Annual Incentive Plan for Senior Officers (the “Plan”) for the consideration of shareholders is set forth at page 37 and at Schedule “E” of this Proxy Statement.

Approval of the Plan will be decided by a simple majority of votes cast by holders of Common Shares at the Meeting. The shares represented by the proxies in the form enclosed herewith will be voted for approval of the Plan unless specifically instructed on the form of proxy to withhold such vote.

NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

The names of the proposed nominees, all positions and offices with the Company or any of its significant affiliates now held by them, their present principal occupation or employment and any other principal occupations and employments within the preceding five years, the period during which they have served as directors, the approximate number of shares of the Company beneficially owned, directly or indirectly, or over which control or direction is exercised, by each of them, stock based-incentive awards in the form of options, performance units or a combination thereof and the number of deferred share units granted to each of them pursuant to the Deferred Share Unit Plan follow.

The Company encourages all Board Members to attend the annual meetings of shareholders of the Company. All members of the Board of Directors attended the Company’s annual and special meeting of shareholders on April 28, 2005.

Michael A. Grandin Calgary, Alberta, Canada Director since 2003

Michael Grandin, 61, is Chairman and Chief Executive Officer and Director of Fording Canadian Coal Trust, an open-ended mutual fund trust, and its operating subsidiary Fording Inc. and recently retired as Dean of

Committees:	Audit Committee Finance Committee	the Haskayne School of Business at the University of Calgary (April 2004 to December 2005). Prior to his appointment with Fording in 2002, Mr. Grandin was the
Common Shareholdings: 225 Deferred Share Units(1): 3,506.119 Options: 5,000 Performance Units: 2,000 2005 Board Meetings Attended: 6/8 2005 Committee Meetings Attended: 11/14

President of PanCanadian Energy Corporation, an oil and gas company (October 2001 to April 2002) and former Executive Vice President and Chief Financial Officer of Canadian Pacific Limited, an operating conglomerate concentrating on energy, transportation and hotels (1998 to 2001).

Mr. Grandin is also a director of Encana Corp. and BNS Split Corp II.

Juanita H. Hinshaw St. Louis, Missouri, U.S.A. Director since 2002

Juanita Hinshaw, 61, is currently President of H&H Advisors, a private consulting firm (since May 2005) and is the retired Senior Vice President and Chief Financial Officer of Graybar Electric Company, Inc., an

Committees:	Audit Committee Finance Committee, Chair	employee-owned distributor of electrical, telecommunications and data products (2000 to 2005). Prior to joining Graybar, Ms. Hinshaw served as the
Common Shareholdings: Nil Deferred Share Units: 3,432.273 Options: 5,000 Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 12/13

Vice President and Treasurer of Monsanto Company, an agricultural inputs manufacturer.

Ms. Hinshaw also serves as a director of Insituform Technologies, Inc., The Williams Companies, Inc. and Synergetics USA, Inc.

Burton M. Joyce South Pasadena, Florida, U.S.A. Director since 1993		Burton Joyce, 64, is the Chairman of the Board of Directors of IPSCO Inc. since 2000 and the retired President, Chief Executive Officer and Director of Terra Industries Inc., a fertilizer and methanol
Committees:	GCC(2), Chair MRCC(2)	manufacturer (1991 to 2001). In addition to serving as a director of the Company,
Common Shareholdings: 8,000 Deferred Share Units: 21,263.737 Options: 500 Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 10/10		Mr. Joyce serves as a member of the board of directors of the Norfolk Southern Corporation, Terra Nitrogen Company, G.P. and Hercules Inc.
Jack D. Michaels Muscatine, Iowa, U.S.A. Director since 2000		Jack Michaels, 68, is the Chairman, President and Chief Executive Officer of Snap-On Incorporated, a manufacturer and marketer of tools, diagnostics and equipment, since 2004. Prior to his election,
Committees:	GCC MRCC, Chair	Mr. Michaels was Chairman (1996 to 2004), Chief Executive Officer (1991 to 2004) and President (1990 to
Common Shareholdings: 700 Deferred Share Units: 15,471.296 Options: 500 Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 10/10		2003) of HNI Corporation (formerly HON Industries Inc.), an office furniture and hearth products manufacturer. Mr. Michaels also serves on the board of directors for Snap-On Incorporated.
Bernard M. Michel Canmore, Alberta, Canada Director since 1998

Bernard Michel, 68, is the retired Chairman (1993 to 2002), President (1990 to 2003) and Chief Executive Officer (1991 to 2003) of Cameco Corporation, an uranium exploration, mining and conversion company

Committees:	Finance Committee MRCC	and gold producer and provider of nuclear generated energy through Bruce Power Inc.
Common Shareholdings: 5,500 Deferred Share Units: 8,080.005 Options: Nil Performance Units: 2,600 2005 Board Meetings Attended: 7/8 2005 Committee Meetings Attended: 8/10		In addition to serving as a director of the Company, Mr. Michel also serves as Chairman of the board of directors for Bruce Power Inc. and as a director of the Mosaic Company.

Allan S. Olson Spruce Grove, Alberta, Canada Director since 1989		Allan Olson, 64, is President and Chief Executive Officer of First Industries Corporation, a privately-held business investment and management company, since 1991.
Committees:	Audit Committee GCC	Mr. Olson also serves on the board of directors for Brookfield Properties Corporation and Summit REIT,
Common Shareholdings: 21,850 Deferred Share Units: 6,456.056 Options: 500 Performance Units: 2,600 2005 Board Meetings Attended: 7/8 2005 Committee Meetings Attended: 11/12		one of Canada’s largest real estate investment trusts.
Arthur R. Price Calgary, Alberta, Canada Director since 1979		Arthur Price, 54, is the Chairman and Chief Executive Officer of Axia NetMedia Corporation, an IP network systems and media solutions company, and its predecessors since 1995.
Committees:	Finance Committee MRCC
Common Shareholdings: 3,425 Deferred Share Units: 8,819.949 Options: Nil Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 11/11
Richard G. Sim Farindola, Italy Director since 1994

Richard Sim, 61, is the retired Chairman, President and Chief Executive Officer of APW Ltd., an integrated electronic enclosure systems company (1998 to 2003). Prior to this Mr. Sim served as Chairman and a member

Committees:	Audit Committee Finance Committee	of the Board of Actuant Corporation (formerly Applied Power Inc.), a manufacturer of hydraulic equipment
Common Shareholdings: Nil Deferred Share Units: 14,912.949 Options: 4,500 Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 14/14		(from 1987 to 2002). Mr. Sim also serves on the board of directors for Oshkosh Truck Corporation and acts as Chairman of Oshkosh’s Audit Committee.

David S. Sutherland
Naperville, Illinois, U.S.A.
Director since 2002

Common Shareholdings: 17,494
Deferred Share Units(3): Nil
Options: Nil Restricted Shares: 98,764
Performance Units: 14,000
2005 Board Meetings Attended: 8/8

David Sutherland, 56, is the President and Chief Executive Officer of IPSCO Inc. since January 2002. Prior to this he was Executive Vice President and Chief Operating Officer (2001 to 2002) and Vice President, General Manager, Raw Materials and Coil Processing (1997 to 2001).

Mr. Sutherland also holds directorships with the Steel Manufacturers Association, the American Iron & Steel Institute (Vice Chair), the Canadian Steel Producers Association (Vice Chair), the International Iron & Steel Institute and the C.D. Howe Institute. He is a member of the Canadian Council of Chief Executives and of the Council’s North American Security and Prosperity Initiative.

Roger E. Tetrault Punta Gorda, Florida, U.S.A. Director since 1999

Roger E. Tetrault, 64, is a retired member of the NASA Advisory Council, a council established to provide NASA with counsel and advice on NASA programs and issues, (2001 to 2004) and the retired Chairman and

Committees:	Finance Committee MRCC	Chief Executive Officer of McDermott International, Inc., a worldwide energy services
Common Shareholdings: Nil Deferred Share Units: 9,833.502 Options: 3,000 Performance Units: 2,600 2005 Board Meetings Attended: 7/8 2005 Committee Meetings Attended: 8/10		company (1997 to 2001). Mr. Tetrault also serves on the board of directors for Marine Mechanical Corp.
Gordon G. Thiessen, O.C. Ottawa, Ontario, Canada Director since 2001

Gordon Thiessen, 67, serves as the Chairman of the Canadian Public Accountability Board, a public agency established to oversee the auditors of public companies since 2002. Prior to joining the Canadian Public

Committees:	GCC MRCC	Accountability Board, he served as the Governor of the Bank of Canada (1994 to 2001).
Common Shareholdings: 2,700 Deferred Share Units: 9,523.208 Options: 1,500 Performance Units: 2,600 2005 Board Meetings Attended: 7/8 2005 Committee Meetings Attended: 7/9		Mr. Thiessen also serves on the board of directors for Manulife Financial Corporation and the Institute for Research on Public Policy.

D. Murray Wallace London, Ontario, Canada Director from 1974-1982 and 1987 to present		Murray Wallace, 59, is the Chairman of Park Street Capital Corporation since 1998. He also serves as the President of Axia NetMedia Corporation, an IP network systems and media solutions company since
Committees:	Audit Committee, Chair GCC	2000. Mr. Wallace also serves on the board of directors for
Common Shareholdings: 2,750 Deferred Share Units: 8,053.067 Options: Nil Performance Units:2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 12/12		Crown Life Insurance Co., Western Surety Ltd., IPS Inc. and Terravest Industries Inc.
John B. Zaozirny, Q.C. Calgary, Alberta, Canada Director since 1987

John Zaozirny, 58, is counsel to McCarthy Tétrault LLP, barristers and solicitors since 1987. He also currently serves as: the Vice Chairman of Canaccord Capital Corp., an independent investment dealer since

Committees:	Audit Committee GCC	1996; and is a Governor of the Business Council of British Columbia since 1993. Mr. Zaozirny also served
Common Shareholdings: 4,250 Deferred Share Units: 7,198.186 Options: Nil Performance Units: 2,600 2005 Board Meetings Attended: 8/8 2005 Committee Meetings Attended: 11/12

as the Minister of Energy for the Government of Alberta.

Mr. Zaozirny currently also serves on the board of directors for Pengrowth Energy Trust, Provident Energy Trust Canadian Oilsands Inc., Fording Canadian Coal Trust, Computer Modelling Group Ltd., High Arctic Energy Services Trust., Candax Energy Inc., Canaccord Capital Corp., Terra Vest Income Fund, PetroWorld Inc. and Bankers Petroleum Ltd.

(1)                For a further description of the Deferred Share Unit Plan see page 35.

(2)                “GCC” refers to the Governance and Compliance Committee and “MRCC” refers to the Management Resources and Compensation Committee.

(3)                Mr. Sutherland does not receive compensation for his services as director and he is not entitled to receive Deferred Share Units.

DIRECTOR INDEPENDENCE

The Board makes a determination on the independence of a director when the Board approves director nominees for inclusion in this Proxy Statement. Based on the results of questionnaires completed by each nominee and other information, the Board has affirmatively determined that all nominees, other than Mr. Sutherland who is the President and Chief Executive Officer, have no material relationship with the Company and are independent pursuant to NYSE listing standards. A “material relationship” is a relationship, which could, in the view of the Board, reasonably interfere with the exercise of the director’s independent judgment and includes an indirect material relationship. In making its determination as to the independence of a nominee for director, the Board applies specific standards as are more fully described in the Statement of Corporate Governance Practices beginning on page 11 of this Proxy Statement.

On December 31, 2005, the directors and senior officers of the Company, as a group, beneficially owned, directly or indirectly, or had control or direction of, less than one percent of the Company’s outstanding shares. None of the proposed Directors is to be elected under any arrangement or understanding between the proposed Director and any other person or company.

CORPORATE BANKRUPTCIES

To the knowledge of the Company, the following proposed nominees for election as a director have, in the last 10 years, been a director of a company that, while the nominee was acting in that capacity, made a proposal under legislation relating to bankruptcy or insolvency or was subject to or instituted any proceedings, arrangement or compromise with creditors:

(a)    Mr. M. Grandin was a director of Pegasus Gold Inc. (“Pegasus”) when it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in January of 1998. The United States Bankruptcy Court, District of Nevada confirmed the joint liquidating plan of reorganization filed by Pegasus in December of 1998 and Pegasus’ successor company emerged from bankruptcy in 1999;

(b)   Mr. R. Sim was a director of APW Ltd. (“APW”) when it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York in May of 2002. In July of 2002 the noted bankruptcy court entered an order confirming APW’s plan of reorganization and APW’s successor corporation emerged from bankruptcy on July 31, 2002; and

(c)    Mr. R. Tetrault was a director of Babcock & Wilcox Company (“B&W”) when it filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Louisiana in February of 2000. In December of 2002 B&W filed a substantially complete consensual plan of reorganization and settlement agreement with the noted bankruptcy court, which was approved by shareholders and personal injury claimants.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

The Company has a longstanding tradition for excellence in corporate governance, and in 2005 again received positive reviews from corporate governance organizations for its governance practices. Despite such recognition, the Company strives each year for continuous improvement of its governance infrastructure. The Board of Directors has reviewed the Company’s current governance practices in light of the rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), the Sarbanes-Oxley Act of 2002 (“SOX”), Canadian securities statutes, regulations and policies, including the corporate governance guidelines and requirements adopted by the Canadian Securities Administrators (the “CSA”), and the listing requirements of the New York Stock Exchange (the “NYSE”) and the Toronto Stock Exchange (the “TSX”). Based upon this review, the Board believes that the Company continues to meet applicable corporate and securities law requirements.

Director Independence

Director independence and accountability are the foundation of the Company’s corporate governance practices. Based upon information solicited annually from each director in a comprehensive questionnaire, and upon the advice and recommendation of the Company’s Governance and Compliance Committee, the Board of Directors has determined that all of its members, other than Mr. Sutherland, who is the Company’s President and Chief Executive Officer, are “independent” within the meaning of the rules of the SEC, NYSE, TSX and the CSA. The Board of Directors has further determined that no director, other than the President and Chief Executive Officer, has any “material relationship” with the Company. In making such determination, the Board considered the specific criteria for independence under the noted

rules, as well as other relevant facts and circumstances, including the requirements of the Company’s Conflict of Interest Policy. Each of the Board’s Committees is comprised exclusively of independent directors.

In accordance with written policies and practices, the Board of Directors, as well as each Board Committee, held regular executive sessions of the independent, or non-management, directors without management participation. The executive sessions of the full Board of Directors were presided over by the Chairman of the Board, while the executive sessions of the Board committees were presided over by the Chair of each committee. In 2005, the independent, or non-management, directors held 30 such executive sessions. In 2005 the Board of Directors held eight meetings. Each Director attended at least 75% of the aggregate of all Board and committee meetings on which a particular director then served during 2005. The attendance record for each Director of all board and committee meetings held in 2005 is set out at pages 6 to 10 of this Proxy Statement.

Board Mandate

The mandate of the Board is to oversee the conduct of the business of the Company and its management with a view to promote the best interests of the Company and the long-term enhancement of shareholder value. In fulfilling its mandate, the Board assumes responsibility for the following matters (which are in addition to those discussed below in connection with the Management Resources and Compensation Committee, the Governance and Compliance Committee, the Audit Committee and the Finance Committee):

(i)    Strategic Planning:   Annually, after consulting with management, the Board reviews and approves strategic plans and corporate objectives for the Company and its operations. Throughout the year, the Board receives regular updates from management on the implementation of its strategic plans and corporate objectives, the Company’s performance in relation to the plans and objectives and, when necessary, adjusts the same to reflect changing market conditions. In addition, the Board, with the support of both the Finance and Audit Committees, reviews the annual budget, establishes the Company’s dividend policy, and approves financial statements, major capital expenditures, and acquisitions and other significant transactions.

(ii)   Risk Management and Reporting:   The Board considers and supervises the Company’s management of principal risks and material legal matters confronting the Company. The Board and each Committee, as part of their responsibilities, reviews, reports and provides recommendations to the Board on capital structure, financial performance and reporting, as well as supervision of the management of principal risks of the Company’s business. The Company’s risk policies and internal control systems are regularly evaluated and updated to correspond to the Company’s desired risk profile and to comply with regulatory requirements.

(iii)  Succession Planning and Appointing, Training and Monitoring Senior Management:   The Board is committed to the recruitment and development of highly effective senior management of the Company. The Management Resources and Compensation Committee, as part of its mandate, reviews, reports and makes recommendations to the Board annually on organizational structure and senior management succession planning matters, including the appointment, training, compensation and monitoring of the performance of senior officers.

(iv)  Communications Policy:   The Company has adopted a written disclosure policy to ensure that timely information concerning the Company is broadly disseminated to the investment community by press release (or in publicly available regulatory filings) and through statements made by designated company spokespersons. Major disclosure documents such as the Annual Report, Annual Information Form, SEC Forms 10-K and 10-Q, Management’s Discussion and Analysis, and the Proxy Statement are reviewed by the Board prior to release.

(v)    Integrity of Internal Control and Management Information Systems:   The Board has established a program for planning and executing corporate strategies and, through the Audit Committee, assumes responsibility for management’s compliance with financial reporting and accounting principles and maintaining effective management information systems. In carrying out these responsibilities, the Audit Committee, among its practices and procedures, regularly convenes in camera meetings with the Company’s external auditors, internal auditors and members of senior management, respectively. The Committee also conducts regular reviews of quarterly financial statements, as well as earnings press releases and other financial guidance to be provided by management to the investment community.

The Board of Directors expects Company management to take responsibility for the development and implementation of the strategic plans and initiatives of the Company and for all aspects of the day-to-day management of the Company’s employees, facilities and business. The Board also looks to management to keep it apprized of all significant developments affecting the Company and its operations, and it receives from management regular reports on the Company’s compliance with various legal requirements and internal control procedures. The Board monitors the nature of the information presented to it and provides feedback to the President and Chief Executive Officer and other senior officers of the Company as to the quality and sufficiency of the information provided.

The Board, working with the CEO, has defined the limits to management’s responsibilities. The Board has implemented both rules of general applicability and rules (including Board resolutions) governing specific cases which delineate the instances where its approval is required for transactions carried out in the course of the Company’s operations and, conversely, the instances where it will delegate authority to management to grant such approvals and to execute documents on behalf of the Company. In addition to those matters that must by law or by the articles of the Company be approved by the Board, all material acquisitions and divestitures and all business investments and expenditures above certain Board-determined thresholds are subject to preview by the Finance Committee and further review and approval of the Board. At the beginning of each year, the Board of Directors approves business goals and objectives and quantifiable financial targets that the CEO and the rest of the management team are responsible for meeting during the course of the year.

The Board may, at the Company’s expense, engage outside advisers for the purpose of discharging its responsibilities. In addition, a committee of the Board or, in appropriate circumstances an individual director, may engage outside advisors upon request to the Chairman of the Board or the Board as a whole.

Position Descriptions

To assist the Board in fulfilling its mandate, and to ensure the appropriate coordination and balance exists between the responsibilities of the Chairman of the Board, each Committee Chair and the Chief Executive Officer, the Company has adopted written positions for each, which are summarized below.

(i)    Chairman of the Board:   It has long been the practice of the Company to appoint a Chairman, or lead director, of the Board who is not a member of management and who oversees the discharge of the Board’s responsibilities pursuant to a written Chairman’s position description. Burton Joyce has acted as the independent Chairman, or lead director, of the IPSCO Board of Directors since 2000. In his capacity as Chairman, and in addition to his duties as a regular member of the Board of Directors, Mr. Joyce’s key responsibilities include the following:

•        Setting Board agendas, with the input of the CEO and other directors, and overseeing the quality and timeliness of information sent to the directors

•        Presiding at all Board of Directors meetings, as well as Annual and Special Shareholder meetings

•        Acting as the principal liaison between the independent directors and the CEO with respect to matters discussed in the independent executive sessions

•        Chairing the Governance and Compliance Committee and leading the Board’s efforts with respect to the mandate of such Committee, including determination of the membership of the Board’s committees, selection of committee chairs, director compensation and the recruiting of new directors

•        Approving, in consultation with other directors as appropriate, the retention and compensation of third party consultants who report directly to the Board of Directors

•        Leading, in conjunction with the Management Resources and Compensation Committee, the Board’s evaluation of the CEO’s performance and determination of the CEO’s compensation

•        Leading the annual Board self evaluation process, including the review of Board evaluation results, and meeting annually with each director to assess his or her performance.

In addition, the Chairman, in cooperation with the CEO, facilitates the effective and transparent interaction of Board members and management, and also provides feedback to the CEO and acts as a sounding board with respect to strategies, accountability, relationships and other issues.

(ii)   Board Committee Chairs:   The Board’s written policies and procedures also address the roles and responsibilities of the chairs of each standing committee. The chair of each standing committee is responsible for leading the committee’s work and, in that capacity, ensuring that the committee’s structure and mandate is appropriate and adequate to support the discharge of its responsibilities, that the committee has adequate resources as well as timely and relevant information to support its work, and that the scheduling, organization and procedures of committee meetings provide adequate time for consideration and discussion of relevant issues. Working with the Chairman of the Board, each committee chair is responsible for ensuring that the effectiveness of the committee is assessed on a regular basis.

         Each committee chair presides over the committee’s meetings and works with executive management, and in particular the Corporate Secretary, in setting both the calendar and agenda for the committee’s meetings. In addition, each committee chair has the authority to convene special meetings of the committee. The chair of each committee reports to the full Board of Directors at each subsequent meeting of the Board of Directors in relation to the committee’s deliberations, decisions and recommendations.

(iii)  President and Chief Executive Officer:   The Board of Directors has adopted a written position description for the Company’s President and Chief Executive Officer, which includes the following key responsibilities:

•        Fostering a corporate culture that promotes ethical practices and encourages individual integrity

•        Demonstrating leadership values and integrity in all aspects of leading the Company

•        Acting as the chief spokesperson for the Company and in so doing represent the Company in a way that enhances and maintains the Company’s reputation

•        Formulating, with the advice of members of senior management, the Company policies and proposed actions and presenting to the Board for approval long-term business plans, strategies and policies that create shareholder value

•        Working with other senior management of the Company, developing and recommending to the Board annual business plans and budgets that support the Company’s long-term business strategies, as well as corporate financial and operating objectives, and thereafter leading the Company in the achievement of same

•        Making recommendations to the Board regarding the Company’s financial and operating goals and following the Board’s approval of same striving to achieve such goals

•        Overseeing, and taking the steps to enhance where necessary, reliable internal control systems within the Company and to ensure that the day-to-day business affairs of the Company are appropriately managed

•        Taking the steps required to build an effective management team to report to the CEO and overseeing the Company’s active plan for management’s development and succession, including evaluation of the performance of the other officers and senior employees of the Company, and making recommendations with respect to their compensation

•        Respecting the Board’s independence, including discussing major corporate commitments with the Board before they are made, and respecting unrelated directors’ need to meet independently

Orientation and Continuing Director Education

The Company has a comprehensive orientation and education program for new directors. Depending upon the specific needs and areas of interest of the director, the program is tailored to the individual with the principal components being: (i) a general description of electric arc furnace steelmaking technology and a comparison to so-called “integrated” steel processes; (ii) a review of metallurgical, physical and chemical attributes of various steel products that the Company produces; (iii) a plant tour of both steelmaking and pipe-making facilities; (iv) a description of the Company’s other facilities not the subject of a tour, including typical product mix of each such facility; (v) a review of the Company’s organizational structure; (vi) a significant overview of the Company’s products, initiatives, strategies, and strengths and weaknesses, including a five-year review of overall financial performance; and (vii) presentations by key executives on a number of topics relevant to the Company’s operations, including environmental and safety plans and the corporate strategies in place for various aspects of its business. New directors are required to complete the orientation program within 60 days of being elected to the Board.

The Company also encourages the continued education of its directors, with emphasis on the continued improvement of their practical knowledge of the Company, its business, its customers, and its key executives. Annually, the Company holds a “field trip” or “tour”, at a major Company or customer location designed to supplement the Directors’ operational literacy. As well, the Company keeps directors abreast of important legal and regulatory developments affecting the Company’s operations and, in particular, with respect to new developments and best practices in corporate governance through regular presentations at both Board and committee meetings, all of which is designed to ensure IPSCO Directors maintain the skill and knowledge necessary to meet their obligations as directors. Directors who wish to do so may make arrangements with the Corporate Secretary to participate, at the Company’s expense, in board-level industry associations or conferences, to attend continuing education courses with respect to their role as a director of the Company or otherwise pursue activities that contribute to the value they bring to IPSCO’s Board.

Ethical Business Conduct

Also at the core of the Company’s strong corporate governance record and integral to the promotion of a culture of ethical business conduct are our Code of Business Conduct, Conflicts of Interest Policy and IPSCO Whistleblower Policy. Each is applicable to directors, officers and employees of the Company.  The Code of Conduct and Conflicts of Interest Policy are designed to promote integrity and deter wrongdoing and, in particular, to: (i) prohibit transactions and agreements in respect of which a director, officer or employee has a material interest; (ii) protect corporate assets and opportunities; (iii) ensure fair dealing with the Company’s security holders, customers, suppliers, competitors and employees; (iv) and ensure compliance with applicable laws, rules and regulations. The Whistleblower Policy is an extension of the Company’s commitment to ensuring its business is conducted with the utmost integrity and transparency, and provides IPSCO employees and other stakeholders an avenue to raise any concerns they may have about questionable accounting practices and other violations of law or Company policies, either personally or anonymously through a toll-free telephone “hotline” operated by an independent party, without fear of reprisal or victimization.

Day-to-day coordination of the Code and Policies has been assigned by the Board to the Vice President and Chief Human Resources Officer and the Director of Financial Controls and Reengineering. However, the Board, through the Audit Committee, maintains executive-level management of the Code and Policies, including the investigation of alleged breaches by senior officers and directors and the review of requests for any waivers by senior officers or directors. The Company obtains annual compliance certifications from IPSCO personnel, including directors and senior officers. All directors disclose annually their interest in all other companies where they serve as directors or officers or are major shareholders. In addition, a director is required to report a material change in his or her circumstances to the Chairman of the Board, who will, in conjunction with the Governance and Compliance Committee, assess whether such director continues to meet the independence, conflict of interest and other standards affecting the Board.

There were no direct or indirect waivers of the Conflicts of Interest Policy granted to any directors or senior officers of the Company in 2005. No material change reports were filed in regard of departures from the Code and Polices.

Each of the Code of Business Conduct, Conflicts of Interest Policy and Whistleblower Policy may be viewed on the Company’s website (www.ipsco.com).

The Governance and Compliance Committee

The Governance and Compliance Committee, or GCC, has the general responsibility for developing the Company’s approach to corporate “governance” and “compliance” issues, and for making recommendations to the Board with respect to all such matters. In fulfilling this responsibility, the Committee reviews with, and where appropriate, makes recommendations to, the Board on the matters in the Committee’s charter, which is attached as Schedule “B” to this Proxy Statement, and which may also be viewed on the Company’s website (www.ipsco.com).

The GCC is, among other things, responsible for creating and administrating a procedure for the selection and appointment of new directors, maintaining a profile of director talents and Board requirements, and proposing new nominees to the Board of Directors. The Committee considers known candidates and outside recruits with the desired background and skills needed to complement the competencies of the current members. The Committee may retain outside consultants to conduct the initial search for potential nominees. A potential Board member is interviewed by a least two members of the GCC and will also meet with the Chief Executive Officer before a recommendation for his or her candidacy is made to the full Board of Directors. In addition to retaining outside consultants with respect to Board nominees, the Committee may conduct or authorize investigations into or studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other advisors as it deems appropriate.

In addition to having responsibility for nominating candidates for Board membership and the other matters noted below, the Governance and Compliance Committee takes the lead on assessing and reporting to the Board on the effectiveness of the Board as a whole, the committees of the Board and individual Board members, including the Chairman of the Board. Each year, directors complete and submit to the Chairman of the Board a comprehensive written survey of Board and committee effectiveness, which addresses a variety of issues, including aspects of the sample annual board effectiveness survey published by the Canadian Coalition for Good Governance. Following collection, analysis and tabulation of the survey responses, the Chairman undertakes individual interviews with members of the Board to review the results of the survey, and to discuss individual director performance, as well as the performance of the Board, the Board’s committees and the Chairman. The Chairman then provides his report and recommendations to the Board as a whole.

The Committee also monitors director remuneration at other comparable companies, and considers the adequacy and nature of the compensation to be paid to the Company’s Board to ensure that such compensation realistically reflects the responsibilities, risks and time commitment involved with being an effective director. It then makes recommendations as to compensation to the Board as a whole. In addition to the payment of an annual retainer and meeting fees, the level of which are tied to the market surveys conducted by the Governance and Compliance Committee, the Company also provides directors with an annual grant of equity compensation. In 2005, the Company elected to grant directors performance units, the vesting of which is tied to the achievement of numerically based corporate objectives over a three-year period.  A more detailed discussion of directors’ compensation is set forth at pages 34 to 36 of this Proxy Statement.

During 2005, the members of the Governance and Compliance Committee were Messrs. Joyce, Michaels, Olson, Thiessen, Wallace and Zaozirny. Mr. Joyce presided as Chair of the Committee. The Governance and Compliance Committee met four times in 2005.

The Management Resources and Compensation Committee

The Management Resources and Compensation Committee, or MRCC, has the general responsibility for all matters dealing with the appointment and compensation of, as well as succession planning for, the executive officers of the Company. In fulfilling this responsibility, the Committee reviews with, and where appropriate, makes recommendations to, the Board on the matters in the Committee’s charter, which is attached as Schedule “A” to this Proxy statement, and which may also be viewed on the Company’s website (www.ipsco.com).

Key among the MRCC’s activities is the review and approval of corporate goals and objectives relevant to compensation of the CEO, the evaluation of the CEO’s performance in light of those goals and objectives, and finally the determination and approval of the CEO’s compensation level based on this evaluation as well as having regard to the Company’s performance and relative shareholder return, the value of similar incentive awards to CEO’s at comparable companies, and the awards given to the CEO in the preceding two years. The MRCC also approves compensation policies and plans, including benefit and incentive plans, applicable to senior officers and other management personnel of the Company, and reviews and administers all retirement plans of the Company (both pension plans and retirement savings plans), including the oversight of the financial performance of the funds under such plans. The Committee may conduct or authorize investigations into or studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other advisors as it deems appropriate.

During 2005, the members of the Management Resources and Compensation Committee were Messrs. Joyce, Michaels, Michel, Price, Tetrault, and Thiessen. Mr. Michaels presided as Chair of the Committee. The Committee held five meetings during 2005. The Committee’s annual report on executive compensation is set out at pages 24 to 29 of this Proxy Statement.

The Audit Committee

The roles and responsibilities of the Audit Committee include: (i) determining the appointment, compensation and oversight of the Company’s independent public accountants; (ii) reviewing with the independent public accountants the financial statements and their accompanying report; (iii) and reviewing the Company’s system of internal controls and the adequacy of the internal audit program. In fulfilling this responsibility, the Committee reviews with, and where appropriate makes recommendations to, the Board on the matters in the Committee’s charter, which is attached as Schedule “C” to this Proxy Statement, and which may also be viewed on the Company’s website (www.ipsco.com).

The Committee has the authority to engage independent counsel and such other advisors as it deems necessary to carry out its duties, to set and pay the compensation of any advisors employed by the Committee and to communicate directly with the internal and external auditors.

The Company has adopted a formal policy regarding the pre-approval of external auditor services, including all permissible non-audit services to be provided by the external auditor prior to commencement of the engagement. Pursuant to the policy, all services provided by the external auditor must be pre-approved by the Audit Committee, and non-audit services may only be approved in the event such services are expressly permitted by U.S. and Canadian rules and regulations regarding auditor independence. Between regularly scheduled Committee meetings, or in the absence of a special meeting of the Committee, the Chair of the Audit Committee has the authority to pre-approve audit, audit related and non-audit services on the Committee’s behalf. All pre-approvals made by the Chair of the Committee must be presented to the full Audit Committee at its next meeting. The Company’s internal audit function provides a semi-annual report to the Committee that summarizes the total budgeted audit fees, details permissible non-audit services over $5,000 and notes the total expenditures for permissible non-audit services. In the event the Committee, or the Audit Committee Chair, approves a permissible non-audit service to be performed by the external auditor, the Company will disclose such approval in its periodic reports. A summary of the fees paid by the Company to external auditors is set out at page 5 of this Proxy Statement.

As with all Board committees, all members of the Audit Committee are “independent” within the meaning of the rules of the SEC, NYSE, TSX and CSA and “financially literate” as defined by CSA Multilateral Instrument 52-110, entitled “Audit Committees”. In addition, the Board has determined that it has more than one member who meets the qualifications of an “audit committee financial expert” as the term is defined by the rules of the NYSE and SEC. For purposes of compliance with such rules, the Committee has named Mr. D. Murray Wallace, Chairman of the Committee, as the Company’s audit committee financial expert. A detailed description of the relevant education and experience of each Audit Committee member is set out in Schedule “F” to this Proxy Statement, and which may also be viewed on the Company’s website (www.ipsco.com).

The members of the Audit Committee were Ms. Hinshaw and Messrs. Grandin, Olson, Sim, Wallace and Zaozirny. Mr. Wallace presided as Chair of the Committee. The Audit Committee met eight times in 2005.

Finance Committee

The Finance Committee was formed in 2004 to review, report and make recommendations to the Board of Directors on matters relating to corporate finance, such as the Company’s long-term financial policy, dividend policy and dividends, amendments to the Company’s Shareholder Rights Plan, capitalization, and annual budget and capital expenditures. In addition, the Committee oversees the financial performance and management of the funds under the Company’s retirement plans, reviews in conjunction with the Audit Committee the financial and actuarial assumptions used for the determination of the future liabilities of the Company’s retirement plans, as well as monitors the adequacy of the Company’s information systems and the performance of the Company’s investor relations program. The Committee may conduct or authorize investigations into or studies of matters within its scope of responsibilities and may retain, at the Company’s expense, independent counsel or other advisors as it deems appropriate.

During 2005, the members of the Finance Committee were Ms. Hinshaw and Messrs. Grandin, Michel, Price, Sim and Tetrault. Ms. Hinshaw presided as Chair of the Committee. The Finance Committee met five times in 2005. The text of the Charter of the Finance Committee is set out in Schedule “D” to this Proxy Statement, and which may also be viewed on the Company’s website (www.ipsco.com).

This Statement of Corporate Governance Practices has been made by the members of the Governance and Compliance Committee of the Board of Directors.

Signed,
Burton M. Joyce, Chairman
Jack D. Michaels
Allan S. Olson
Gordon G. Thiessen
D. Murray Wallace
John B. Zaozirny

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets out the compensation for the Chief Executive Officer, the Chief Financial Officer and the other three most highly compensated officers of the Company (“Named Executive Officers”):

					Long-Term Compensation
					Awards
		Annual Compensation			Restricted	All Other(3)
Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)	Compensation ($)
David Sutherland	2005	487,500	(4)	1,140,750	1,582,840	27,493
President and Chief	2004	455,000		872,690	805,350	23,167
Executive Officer	2003	410,000		Nil	336,000	12,760

John Tulloch	2005	322,500		634,680	678,360	24,170
Executive Vice President—	2004	315,000		489,825	248,508	22,316
Steel and Chief	2003	265,500		Nil	84,480	13,855
Commercial Officer

Vicki Avril	2005	306,250	(4)	602,700	565,300	21,823
Senior Vice President and	2004	187,779		286,703	173,400	14,694
Chief Financial Officer	2003	N/A		N/A	N/A	N/A

Peter MacPhail	2005	277,468		442,285	Nil (5)	11,053
Vice President of Primary	2004	251,471		385,567	Nil	9,299
Operations	2003	222,555		Nil	Nil	1,898

Joseph Russo	2005	275,625		440,841	361,792	23,437
Senior Vice President and	2004	266,375		407,554	184,080	20,917
Chief Technical Officer	2003	260,000		Nil	57,600	13,767

(1)                Bonuses to Named Executive Officers are based on specific performance criteria, described in the Report of the Management and Compensation Committee, beginning at page 24. No waiver or adjustment of the relevant performance criteria was made for any 2005 objective.

(2)                The amounts shown in this column represent the value of the restricted shares as of the date of grant. Dividends are paid on restricted shares. As of December 31, 2005, the total number of restricted shares held by each Named Executive Officer and the value of the restricted shares using that day’s closing share price ($82.98) are as follows:

Name	Number of restricted shares	Value ($)
Mr. Sutherland	98,764	8,195,437
Mr. Tulloch	25,600	2,124,288
Ms. Avril	25,740	1,721,005
Mr. MacPhail	Nil	Nil
Mr. Russo	17,200	1,427,256

(3)                Figures in this column reflect premiums paid by the Company for term life insurance, amounts received under the Company’s Employee Profit Sharing Plan and 401k contributions made by the Company.

(4)                The figures in this column for Mr. Sutherland and Ms. Avril include portions of deferred salary paid in the form of restricted shares. Such restricted shares have not been included under the long-term compensation column of this table.

(5)                Mr. MacPhail, who works and resides in Canada, receives grants of performance units rather than restricted stock. See Long-Term Incentive Plans—Awards in the Last Fiscal Year table set out below.

Aggregated Option/SAR Exercises in 2005 and Year-End Option/SAR Value Table

The following table sets out the aggregate option exercises for 2005 and 2005 year-end option values for the President and Chief Executive Officer and the Named Executive Officers:

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Sutherland	143,000	$4,391,748	Nil	Nil	Nil	Nil
John Tulloch	55,000	$2,233,532	Nil	Nil	Nil	Nil
Vicki Avril	Nil	Nil	Nil	Nil	Nil	Nil
Peter MacPhail	29,500	$717,515	Nil	Nil	Nil	Nil
Joseph Russo	100,000	$3,139,002	Nil	Nil	Nil	Nil

Long-Term Incentive Plans—Awards in Last Fiscal Year

The following table provides information concerning the grants of performance unit awards under our Incentive Share Plan in 2005 to our Named Executive Officers.

			Performance or Other Period until	Estimated Future Payouts under Non-Stock Price-Based Plans(1)
Name	Number of shares, units or other rights		Maturation or Payout	Threshold (#)	Target (#)	Maximum (#)
David Sutherland	14,000		7/1/2005 to 6/30/2008	0	14,000	28,000
John Tulloch	6,000		7/1/2005 to 6/30/2008	0	6,000	12,000
Vicki Avril	5,000		7/1/2005 to 6/30/2008	0	5,000	10,000
Peter MacPhail	6,400	(2)	7/1/2005 to 6/30/2008	0	6,400	9,600
Joseph Russo	3,200		7/1/2005 to 6/30/2008	0	3,200	6,400

(1)                Represents performance unit awards under our Incentive Share Plan. The threshold column refers to the amount payable for a specific minimum level of performance under the terms of the grant, the target column refers to the amount payable if the specified targets are reached, and the maximum column refers to the maximum payout under the plan. The actual payout of performance units depends on the achievement of certain levels of performance of the Company’s three-year average return on capital employed (“ROCE”) for the performance period relative to the three-year average ROCE for a group of steel industry peer companies selected by the Committee and its compensation consultant. See “Report of the Management Resources and Compensation Committee—The LTIP” beginning on page 26 for a discussion of performance units.

(2)                Peter MacPhail, who works and resides in Canada, received this grant of 6,400 performance units (3,200 of which were granted in lieu of a restricted share grant) which will vest and be paid out in its entirety only if a certain level of cumulative net income of the Company during the specified performance period is achieved.

Pension Plan Table

U.S. dollars at the normal retirement age of 62 years at the various assumed compensation levels and years of service:

Final Average	Years of Service
Compensation	15	20	25	30	35
$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
$400,000	$120,000	$160,000	$200,000	$240,000	$280,000
$600,000	$180,000	$240,000	$300,000	$360,000	$420,000
$800,000	$240,000	$320,000	$400,000	$480,000	$560,000
$1,000,000	$300,000	$400,000	$500,000	$600,000	$700,000
$1,200,000	$360,000	$480,000	$600,000	$720,000	$840,000
$1,400,000	$420,000	$560,000	$700,000	$840,000	$980,000
$1,600,000	$480,000	$640,000	$800,000	$960,000	$1,120,000
$1,800,000	$540,000	$720,000	$900,000	$1,080,000	$1,260,000
$2,000,000	$600,000	$800,000	$1,000,000	$1,200,000	$1,400,000

Credited Years of Service

The following table sets forth the compensation covered and credited years of service under existing pension arrangements:

Name	Compensation Covered By Plan	Credited Service
David Sutherland	$1,628,250	28 years	2 months
John Tulloch	$957,180	28 years	6 months
Vicki Avril	$908,950	1 year	8 months
Peter MacPhail	$719,753	11 years	0 months
Joseph Russo	$716,466	22 years	10 months

Basis of Computation

Currently, the benefits are provided under two kinds of plans:

(a)           registered and/or qualified pension plans which conform with detailed legislative and regulatory requirements, are funded under qualified trusts and provide benefits up to the maximum allowed for such plans; and

(b)          supplementary plans that provide benefits in excess of those allowed for registered and/or qualified pension plans and are generally unfunded.

Benefits paid to senior officers, and specifically to the Named Executive Officers, under the registered and/or qualified pension plans and the supplementary plans are generally based on 2.0% of the average annual earnings of the member for the three consecutive calendar years of service during which the member’s earnings were highest. For years beginning January 1, 2005, earnings will include the annual incentive compensation paid to senior officers. There are no reductions for social security or other government benefits. Compensation is capped at CDN$200,000, or $160,000 for U.S. executives, for pension purposes. However, for retirement on or after age 60, compensation is not capped for the purposes of determining final average compensation. The normal form of pension is a life annuity guaranteed for 15 years. The retirement benefits for senior officers, including the named Executive Officers, can also be paid in a lump sum based on the present value of the normal forms of retirement benefit provided the senior officer has elected such an option in accordance with legislation.

For the senior officers, including the Named Executive Officers, normal retirement is defined as age 62 for purposes of the pension plan. However, benefits can be taken without reduction for early retirement after attainment of age 60. In the event of retirement before normal retirement age, the supplementary plan provides benefits equal to the ratio of actual service to total service projected to normal retirement age.

REPORT OF THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE

Report on Executive Compensation

(a)          Overview

This is our report to shareholders on the compensation paid to the senior officers of IPSCO Inc. The Management Resources and Compensation Committee (the “Committee” or “MRCC”) of IPSCO’s Board of Directors is composed solely of directors who are considered to be independent under all applicable legal and regulatory standards. We are directly responsible to the Board of Directors, and through the Board to IPSCO’s shareholders, for developing and administering the compensation program for IPSCO’s senior officers, including the Chief Executive Officer. We are supported in our work by Raymond J. Rarey, IPSCO’s Vice President and Chief Human Resources Officer, and his staff, and we have retained and regularly use an independent, internationally-known executive compensation consulting firm that is engaged by and reports directly to us on matters of senior officer compensation, including the Chief Executive Officer’s compensation.

The total compensation paid to IPSCO’s senior officers has three components: (i) base salary; (ii) an annual incentive compensation bonus, which for 2005 was awarded under the Executive Management Annual Incentive Plan (the “MIP”) and for 2006 may be awarded under the proposed IPSCO Inc. Senior Officer Annual Incentive Plan (the “AIP”), which is subject to shareholder approval; and (iii) a long-term incentive award comprised of restricted shares and performance units awarded under IPSCO’s Long-Term Incentive Plan (the “LTIP”). The three components of senior officer compensation are intended to provide a direct link between compensation and IPSCO’s performance. A relatively small percentage of a senior officer’s total compensation opportunity is paid to the senior officer each year in the form of base salary. As described in more detail below, the Committee determines base salary by reviewing market data for similar positions in comparable industrial companies and the individual senior officer’s job responsibilities and job performance. Senior officers may earn a much larger amount of their compensation under the AIP (and for 2005, the MIP) and LTIP. However, that portion of their compensation is directly tied to IPSCO’s performance and the value delivered to IPSCO’s shareholders. In 2005, IPSCO set records for sales, earnings and steel production. As described below, the MIP and LTIP operated as intended and provided senior officers with appropriate awards of incentive compensation for IPSCO’s outstanding performance in these key areas.

Except for one senior officer who works and resides in Canada, all of IPSCO’s senior officers (including the Chief Executive Officer) are based in the United States and participate in the IPSCO Retirement Savings and Profit Sharing Plan and IPSCO’s U.S. group health and other welfare benefit plans on the same terms and conditions that apply to other U.S. based IPSCO employees. In addition, U.S. based senior officers participate in IPSCO’s Supplemental Executive Retirement Plan (“US SERP”) that provides an unfunded defined pension benefit at the senior officer’s retirement at or after age 62 equivalent to 2% per year of service multiplied by the average earnings of the senior officer during the three consecutive years during which the senior officer’s compensation, including the annual incentive bonuses received for all years subsequent to 2004, was highest. The amount of pension benefit payable from the US SERP is reduced by any amounts payable under a similar program in Canada and other qualified retirement plans in the United States. The pension benefit is payable either in a lump sum or as a 15 year certain life annuity, at the election of the senior officer, in accordance with the terms of the

US SERP. The US SERP is offered only to the senior officers and to a limited group of other U.S. based IPSCO officers who had, while previously employed by IPSCO in Canada, participated in the Canadian Supplemental Employees Retirement Plan, which limited group does not have annual incentive bonuses included in the calculation of their average earnings. In addition, IPSCO allows senior officers based in the United States to defer a portion of their salary and annual incentive bonus pursuant to certain non-qualified deferred compensation arrangements maintained by the Company, one of which credits the deferrals with interest at the greater of the prime rate or treasury bill rate, the other of which hypothetically invests the deferrals into shares of IPSCO stock, and ultimately distributes an amount based on the then market value of IPSCO stock.

The senior officer who is based in Canada participates in the Canadian defined benefit plans and IPSCO’s Canadian group health and welfare benefit plans on the same terms and conditions that apply to other Canadian based IPSCO employees, except that normal retirement is defined for this senior officer as age 62 for pension plan purposes rather than 65, the normal retirement age for other Canadian based employees.

Senior officers participate in the same benefit plans, insurance programs, vacation schedules, and holiday schedules as all other IPSCO employees. Senior officers do not enjoy perquisites such as company cars, corporate jets, executive dining rooms or executive parking places.

(b)         Base Salary

With the assistance of its independent compensation consultant, the Committee reviews national surveys of the base salaries and total compensation of senior officers in manufacturing companies with sales, assets and capital structures comparable to IPSCO. The Committee also considers the specific job responsibilities of each senior officer, and whether those are more or less than the job responsibilities at other manufacturing companies. The Committee then sets the target base salaries of IPSCO’s senior officers at approximately 90% of the median of the base salaries for comparable positions in such other manufacturing companies. The Committee sets base salaries below the median because of the Committee’s desire to orient the total pay of the senior officers significantly towards “at risk” incentive compensation. Thus, the senior officers have the potential to earn significant amounts of incentive compensation under the MIP (or AIP) and LTIP, but their base salary is targeted at approximately 90% of the median of base salaries for comparable positions in other manufacturing companies.

(c)          Annual Incentive Bonus (MIP and AIP)

Senior officers were eligible to earn an incentive award under the MIP for 2005 based on IPSCO’s return on capital employed (“ROCE”). The incentive award under the MIP is measured both by IPSCO’s absolute performance of ROCE and by IPSCO’s percentile ranking of ROCE relative to a group of fifteen peer companies in the steel industry. The matrix of these two measurements will permit a senior officer to receive anywhere from 0% of the senior officer’s target incentive amount to an uncapped percentage of the target incentive amount, depending on achievement of specified levels under each measurement. The MIP sets the target incentive amount at 40% of a senior officer’s base salary (50% for Ms. Avril and Mr. Tulloch and 60% for the CEO). In addition to the 2005 award portion that is subject to the ROCE measurement, each of the senior officers is eligible for an additional incentive award of up to 10% of his or her base salary, based on the achievement of previously approved individual performance goals.

Based on the percentage achievement of MIP performance objectives for fiscal 2005, the Committee determined the amount of MIP bonus awards to be paid to the Company’s named executive officers for the year ended December 31, 2005, as follows:

Named Executive Officer	Award
David Sutherland	$1,140,750
President and Chief Executive Officer	(234% of base salary)
John Tulloch	$634,680
Executive Vice President and Chief Commercial Officer	(197% of base salary)
Vicki Avril	$602,700
Senior Vice President and Chief Financial Officer	(197% of base salary)
Peter MacPhail	$442,285
Vice President, Primary Operations	(159% of base salary)
Joe Russo	$440,841
Senior Vice President and Chief Technical Officer	(159% of base salary)

On February 3, 2006, the Committee adopted the AIP, subject to approval by the Company’s shareholders at the 2006 shareholder meeting. For further information with respect to the 2006 performance objectives for senior officers, please refer to the discussion of the AIP beginning at page 37 of this Proxy Statement.

(d)         The LTIP

The awards granted under the LTIP are pursuant to the IPSCO Inc. Incentive Share Plan as amended and restated (the “Share Plan”) approved by IPSCO’s Shareholders at the Annual Meeting held on April 28, 2005. As of December 31, 2005, the Committee had awarded stock options and performance units under the Share Plan for a maximum of 486,052 Common Shares, representing 1.0% of the Common Shares issued and outstanding which can be issued upon the vesting and exercise of the options or the achievement of the objectives set for performance units.

There are 728,539 Common Shares, representing 1.4% of the Company’s issued and outstanding Common Shares, remaining available for awards under the Share Plan assuming that the outstanding performance units vest for the target number of Common Shares possible. The Common Shares remaining available for award could be reduced by 68,261 Common Shares if the performance units vest at the maximum level possible. Options are granted under the Share Plan with up to a ten-year expiry date and with a strike price of no less than 100% of the last sale price per share of a board lot of the Common Shares on the TSX, on the last business day on which there was a trade of a board lot prior to the day the option is granted. Options cannot be transferred or assigned by a participant under the Share Plan, other than by will or pursuant to the laws of succession.

The Committee also may award restricted shares under the Share Plan. A restricted share is a Common Share awarded under the Share Plan subject to a restriction period (and typically satisfaction of one or more performance-based criteria) determined by the Committee. Under the Share Plan, the restriction period may not be less than one year. Recipients of restricted shares are generally entitled to receive dividends on and to vote in respect of the Common Shares, but cannot freely trade the Common Shares subject to the award until expiration of the restriction period. Unless otherwise determined by the Committee, if a participant terminates employment with the Company and all subsidiaries for any reason before the expiration of the applicable restriction period, the participant will forfeit any restricted shares that are still subject to a restriction and such shares will be returned to the authorized share pool for reissuance as awards under the Share Plan. The participant cannot transfer, assign, sell, exchange or pledge restricted shares awarded under the Share Plan during the restriction period. However, the Committee may, in its sole discretion, waive any or all remaining restrictions applicable to restricted shares in the event of the participant’s death, disability or retirement.

A performance unit is a non-share unit that may be redeemed by the recipient upon satisfaction of performance objectives specified by the Committee for the applicable performance period and set forth in the award agreement. If the performance objectives are satisfied, the performance unit award recipient will be entitled to shares equal to the number of performance units set forth in the LTIP program for that year, plus dividend equivalents equal to the number of performance units held multiplied by the total dividends, if any, granted per Common Share during the performance period. Settlement may be in the form of Common Shares, cash or a combination thereof, and may be made in lump sum or annual installment payments, as the Committee determines.

Performance units cannot be transferred or assigned by a participant under the Share Plan, other than by will or pursuant to succession laws, unless otherwise determined by the Committee. As is the case with restricted shares, unless otherwise determined by the Committee, if a participant terminates employment with the Company and all subsidiaries for any reason before the expiration of the applicable performance period, his or her performance units and all dividend equivalents relating to the grant shall be forfeited and the Common Shares attributable to the award shall be returned to the authorized share pool for reissuance as awards under the Share Plan. A participant awarded a performance unit has no rights as a shareholder with respect to any shares covered by the award prior to the date such shares have been recorded on the Company’s official shareholder records as having been issued or transferred to the participant.

The Company awarded stock options under the predecessors to the Share Plan through January 1, 2003. However, in mid 2003, the Board of Directors, at the recommendation of the Committee, changed its practice by awarding either restricted shares or performance units to the Named Executive Officers and other senior officers in lieu of stock options. Accordingly, in 2005, the Committee again awarded restricted shares or performance units to the Named Executive Officers and other senior officers. On pages 20 and 22, the restricted shares and performance units granted during the 2005 fiscal year are disclosed for the Named Executive Officers.

Senior officers earn incentive compensation under the LTIP based on IPSCO’s financial performance during the LTIP’s performance periods. The performance periods under the LTIP commence July 1 and last for three years. The target award under the LTIP for each performance period is divided equally between restricted shares of IPSCO common stock and performance units (a unit initially equaling one share of common stock). Due to Canadian tax regulations, the Canadian based senior officer receives all the LTIP award as performance units, with 50% of the award treated identically to the treatment of the restricted shares received by US based senior officers, and 50% treated identically to the treatment of performance units received by US based senior officers. The Committee determines the target award by dividing 90% of each senior officer’s annual base salary rate (110% for Ms. Avril and Mr. Tulloch and 135% for the CEO) as of the beginning of the performance period by the prior six month average daily closing price of IPSCO Common Shares, and limiting any increase or decrease in the resulting number of shares or performance units as compared to the prior year’s award by a “collar” of plus or minus 20%. For the LTIP award that the Committee made in 2005, the restricted stock portion of the LTIP award will be earned after the three-year performance period if IPSCO achieves aggregate positive net income for the two-year period ending on the third anniversary date of the commencement of the performance period. The Committee believes that achieving aggregate positive net income is one of the appropriate goals for IPSCO, the senior officers and IPSCO shareholders.

The performance unit portion of the LTIP award is based on IPSCO’s three-year average ROCE for the performance period relative to the three-year average ROCE of a group of steel industry peer companies selected by the Committee and its compensation consultant. The matrix for determination of the payment of the award is capped at 200% of the target number of shares if the three year average of IPSCO’s ROCE meets specified levels. The Committee believes that ROCE is one of the appropriate goals for IPSCO, the senior officers and IPSCO shareholders. By comparing IPSCO’s performance against its peers, the Committee seeks to ensure that senior officers are not just performing well, but also performing well as compared to their peer companies.

The following table provides information as at December 31, 2005 regarding Common Shares issuable upon the exercise of options and vesting of performance units under the Share Plan, as well as the number of Common Shares remaining available for issuance under the Share Plan:

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights ($ per share) (b)		Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	417,791	(1)	Cdn	9.84	728,539	(1)
Equity Compensation Plans not approved by security holders	Nil			Nil	Nil
Total	417,791		Cdn	9.84	728,539

(1)     Outstanding securities are stated at target performance level. The number to be issued could increase by 68,261 if performance units vest at the maximum level possible, with an equal decrease to securities available for future issuance.

(e)   Change of Control Agreements

IPSCO’s U.S. based senior officers are each a party to a change in control agreement. Each such agreement provides the named senior officer with certain benefits if the senior officer’s employment is terminated under certain conditions. In order to receive benefits under the agreement, the senior officer must be terminated by IPSCO or a successor entity in connection with an “involuntary termination” (as defined in the agreement) within 2 years following or six months preceding a change in control (as is defined in the agreement). Benefits under the change in control agreements include: (a) a lump sum payment equal to the sum of base salary plus target bonus, multiplied by 2.5 years (3.0 years in the case of the CEO); (b) continuation of life insurance, medical and dental benefits for 2.5 years (3.0 years in the case of the CEO); (c) payment of any accrued but unpaid compensation; (d) credit for service for the purposes of any pension benefit plan in which the senior officer participates for 2.5 years (3.0 years in the case of the CEO); (e) immediate vesting of any stock options, restricted shares and performance units that are unvested and, in the case of stock options, the continuation of exercise rights for the duration of the exercise periods; and (f) confirmation of the continuation of any salary deferral programs. Such benefits under the agreement are payable regardless of the former senior officer seeking or obtaining employment following termination.

The agreements also provide for reimbursement of the senior officer, on an after tax basis, for any excise taxes imposed by Section 4999 of the United States Internal Revenue Code (the “Code”) related to excess parachute payments or Section 409A of the Code related to any nonqualified deferred compensation created under the agreements.

(f)    Stock Ownership Guidelines

The Board of Directors has adopted stock ownership guidelines for IPSCO’s senior officers to further link the interests of management and IPSCO’s shareholders. The guideline number of shares ranges from 75,000 shares for the Chief Executive Officer to 25,000 shares for Ms. Avril and Mr. Tulloch, to 10,000 shares for all other senior officers. Under the guidelines, senior officers have five years to achieve ownership of the guideline number of shares (seven years for senior officers who receive their first LTIP award subsequent to July 1, 2005). Additionally, senior officers are required to hold at least 50% of any vested shares received under the LTIP until they reach the minimum required number of shares. The

Committee monitors each senior officer’s continuing compliance with the ownership guideline, or if applicable, the senior officer’s progress towards achieving the ownership guideline. All IPSCO senior officers were in compliance with the stock ownership guidelines during 2005 or were on target to satisfy the stock ownership guidelines within the five-year period for compliance.

(g)   Chief Executive Officer Compensation

The total compensation of IPSCO’s Chief Executive Officer, like that of all of its senior officers, is divided into three components: (i) base salary; (ii) incentive compensation awarded under the bonus plan: and (iii) incentive compensation awarded under the LTIP. As described above, compensation under the bonus plan and LTIP is heavily dependent on achieving performance objectives set by the Committee. The Committee has worked with its independent compensation consultant to develop and set performance objectives that it believes are appropriate to link the chief executive officer’s performance with the interests of IPSCO’s shareholders.

Based on the 90% of median base salary target the Committee has previously established for base salaries of IPSCO’s senior officers and his personal job performance, the Committee increased Mr. Sutherland’s annual base salary in fiscal year 2005 from $470,000 to $540,000. During fiscal year 2005, Mr. Sutherland was paid an award under the MIP equal to $872,690 (191.8% of his 2004 base salary for the fiscal year). Mr. Sutherland’s award under the LTIP for the period beginning July 1, 2005, consisted of 14,000 shares of IPSCO restricted stock and 14,000 performance units. In February 2006, the Committee reviewed Mr. Sutherland’s performance for the 2005 fiscal year (including the fact that IPSCO set records for sales, earnings, steel production and steel shipments in 2005), considering the components referenced on page 29 and successful completion of Mr. Sutherland’s 2005 Corporate Objectives. In the context of his performance against these objectives, the Committee awarded Mr. Sutherland a cash bonus of $1,140,750 during fiscal year 2006.

(h)   Internal Revenue Code Section 162(m)

Internal Revenue Code Section 162(m) limits to $1,000,000 the amount of compensation paid to the senior officers named in the Summary Compensation Table that may be deducted by IPSCO for federal income tax purposes in any fiscal year. “Performance based” compensation that has been approved by IPSCO’s shareholders is not subject to the $1,000,000 deduction limit. IPSCO’s Incentive Share Plan was approved by IPSCO’s shareholders on April 28, 2005, and awards under that plan constitute “performance based” compensation that is not subject to the Code Section 162(m) deduction limit. In addition, IPSCO’s Board of Director’s has proposed that the Shareholder’s adopt the AIP as described on page 37, with a copy of the AIP contained in Exhibit “E” of this Proxy Statement. Upon shareholder approval of the AIP, compensation paid to IPSCO’s Named Executive Officers under the AIP for 2006 is intended to be fully deductible for federal income tax purposes. Although the Committee seeks to design compensation programs and make awards that will be deductible under Section 162(m), in order to retain flexibility, the Committee has not adopted a formal policy that all compensation paid to the named executive officers must be deductible.

Signed,
Jack Michaels, Chairman Burton M. Joyce Bernard M. Michel Arthur R. Price Roger E. Tetrault Gordon Thiessen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the MRCC of the Board currently is or was during the year ended December 31, 2005, an officer, former officer or employee of the Company of any of its subsidiaries. During the year ended December 31, 2005, no executive officer of the Company served as a member of (a) the compensation committee of another entity in which one of the executive officers of such entity served on the MRCC, (b) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company’s compensation committee, or (c) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company’s Board of Directors.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return over the last five fiscal years on IPSCO’s Common Shares with the cumulative total return of the S&P/TSX Composite Index and the TSX Steel Sub Group Index (“TSX Steel”) assuming all dividends are reinvested.

Five-Year Total Return on $100 Investment
(Dividends Reinvested)

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company’s previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the following report shall not be deemed to be incorporated by reference any such filings.

The Audit Committee (the “Committee”) oversees the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial reporting process, including the systems of internal control and the preparation of the financial statements. In fulfilling its oversight responsibilities, the Committee reviewed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2005, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, at the direction of the Committee, the Company maintains a Disclosure Committee to review, assess and ensure the accuracy of the Company’s filings and communications to security holders and the investment community as a whole.

The Committee reviewed with the independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under standards of the Public Company Accounting Oversight Board (United States). In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board and SEC regulations, considered the compatibility of non-audit services with the independent registered public accounting firm’s independence, and discussed matters required under SAS 61 (Codification of Statements on Auditing Standards).

The Company’s management is responsible for the preparation and integrity of the Company’s financial statements, establishing and maintaining adequate internal control over financial reporting, and for management’s report on internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for attesting to management’s report on internal control over financial reporting, and its opinion on whether the Company maintained effective internal control over financial reporting. The Committee’s responsibility in this regard is to oversee the Company’s financial reporting process and internal control over financial reporting. Throughout the year the Committee monitored the Company’s progress toward compliance with Section 404 of the Sarbanes-Oxley Act of 2002, and was satisfied that the Company would conclude that internal control over financial reporting would be effective as of December 31, 2005. Management, in fact, concluded that the Company’s internal control over financial reporting was effective as of December 31, 2005. The independent registered public accounting firm provided an attestation that management’s assessment was fairly stated in all material respects and the Company maintained effective internal control over financial reporting in all material respects as of December 31, 2005.

The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC. The Committee also appointed, subject to shareholder ratification, the Company’s independent registered public accounting firm for 2006.

This report has been made by the members of the Audit Committee of the Board of Directors.

Signed,

D. Murray Wallace, Chairman
Michael A. Grandin
Juanita H. Hinshaw
Allan S. Olson
Richard G. Sim
John B. Zaozirny

DIRECTORS AND OFFICERS LIABILITY INSURANCE

As contemplated by Section 124(6) of the Canada Business Corporations Act, the Company has purchased, at its expense, directors’ and officers’ liability insurance which has a limit of $75 million per loss and in the aggregate annually. The coverage is comprised of three primary types. Two of the forms of coverage apply to liabilities of directors and officers of the Company incurred by them in their capacities as directors and officers of the Company and its subsidiaries. Of these two, the first applies where there is no corporate indemnity available. There is no deductible with this coverage. The second applies when the law permits or requires the Company to provide an indemnity to a director or officer. This coverage has a $1 million deductible. The third coverage applies to liabilities of the Company itself arising from securities related actions. This coverage is subject to a $1 million deductible.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who beneficially own more than 10% of the Company’s stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers and directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

The Company, as a result of its change from “foreign private issuer” status to “U.S. domestic issuer” status under SEC rules, became subject to the noted Section 16(a) reporting requirements in January 2006. Accordingly, during the period from January 1, 2005 through December 31, 2005, no Section 16(a) filing requirements were applicable to the executive officers, directors and greater than 10% beneficial owners of the Company.

COMPENSATION OF DIRECTORS

General

Director compensation is paid only to non-employee directors. The directors of the Company who are not officers of the Company or any of its subsidiaries are compensated for their service to the Company in a manner designed to closely reflect the responsibilities undertaken, risks assumed and time committed, and, to align their interests with those of the shareholders of the Company. The Company requires each director to hold 5,000 Common Shares of the Company, or a combination of Common Shares and deferred share units (or “DSUs”, as described below). New directors are given a maximum of five years to reach this level of share ownership. As at December 31, 2005 all directors were in compliance with shareholding requirements.

Board and Committee Remuneration

Each director who was not an employee of IPSCO, other than the Chairman, was paid in monthly installments as follows (in cash and DSUs as explained below):

Annual Retainer Fee	$35,000
Annual Committee Chair Fee	$5,000
Board and Committee Meeting Fee	$1,500

Directors are reimbursed for related travel and out-of-pocket expenses. At least 50% of the Annual Retainer Fee must be taken in DSUs. Directors have the option to take up to 100% of Annual Retainer Fee in DSUs. All other fees may be taken as 100% DSU’s, 50% DSU’s and 50% cash or 100% cash, at the election of the director.

The Chairman of the Board, in lieu of the fees noted above, was paid a fee of $120,000, of which 50% must be taken in the form of DSU’s. On April 28, 2005, all continuing directors received 1,000 performance units, each of which is equivalent to one share of Common Stock when such performance unit vests as further described below. In addition, the Company has in place group life and group accident, death and dismemberment insurance policies of CDN $25,000 coverage for the outside directors, the aggregate cost to the Company of which was CDN $1,080 in the 2005 fiscal year.

Fees Paid to Directors in 2005

The following table sets forth the fees paid to directors in 2005:

Name	Annual Retainer Fee ($)	Annual Committee Chairman Fees ($)	Total Board and Committee Meeting Fees ($)	Total Fees Paid ($)	Percentage of Total Fees Taken in DSUs (%)	Performance Units Granted (#)
Michael A. Grandin	35,000	N/A	25,500	60,500	50	1,000
Juanita H. Hinshaw	35,000	5,000	30,000	70,000	50	1,000
Burton M. Joyce	120,000	N/A	N/A	120,000	100	1,000
Jack D. Michaels	35,000	5,000	27,000	67,000	100	1,000
Bernard M. Michel	35,000	N/A	22,500	57,500	80	1,000
Allan S. Olson	35,000	N/A	27,000	62,000	56	1,000
Arthur R. Price	35,000	N/A	28,500	63,500	50	1,000
Richard G. Sim	35,000	N/A	33,000	68,000	100	1,000
Roger E. Tetrault	35,000	N/A	22,500	57,500	80	1,000
Gordon G. Thiessen	35,000	N/A	21,000	56,000	100	1,000
D. Murray Wallace	35,000	5,000	30,000	70,000	50	1,000
John B. Zaozirny	35,000	N/A	28,500	63,500	50	1,000

IPSCO Deferred Share Unit Plan for Directors

In 1999, the Board approved a Deferred Share Unit Plan for Directors, to provide directors of the Company with the opportunity to acquire share equivalent units convertible to cash or Common Shares upon their ceasing to act as directors. The Plan allows directors to participate in the long-term success of the Company and promotes a greater alignment of interests between the directors and shareholders. Under the Deferred Share Unit Plan, directors may elect to receive some or all of their annual retainer and certain other director fees in the form of deferred share units or “DSUs”. DSUs are bookkeeping entries of the Company evidencing an amount owed by the Company to directors, each of which has a value equal to the value of a Common Share of the Company. Directors are also credited with additional DSUs with a value equivalent to the amount of dividends that would have been paid on the Common Shares underlying the DSUs credited to their DSU account during the period in question. DSU’s are not considered Common Shares and do not entitle any holder to exercise voting rights or any other rights attached to the ownership of Common Shares. DSU’s cannot be transferred or assigned by directors, other than by will or pursuant to the laws of succession.

The value of DSUs awarded to directors is only payable to directors at the time of retirement from the Board, at which time the directors may receive the value of the DSUs credited to them, calculated with reference to the trading price of Common Shares at that time (less applicable withholding taxes) in cash or in shares purchased on the open market or, at the option of the Company and subject to applicable regulatory and shareholder approval, Common Shares issued by the Company. In conjunction with the establishment of the Plan, each director must hold 5,000 Common Shares of the Company or a combination of Common Shares and DSUs within five years or, in the case of new directors, within five years of becoming a director.

IPSCO Incentive Share Plan

Directors are also eligible to participate in the IPSCO Inc. Incentive Share Plan. Traditionally, each new director of the Company was granted options for the purchase of 5,000 Common Shares, which options vest over three years. Until 2003, all continuing directors received an annual grant of options for the purchase of 1,500 Common Shares, which options also vested over three years. All options, if granted, are granted with an exercise price set at the closing trading price of the Common Shares on the last business day preceding the grant. Rather than giving the continuing directors a grant of stock options in 2005, the Board elected to award each continuing director 1,000 performance units. Vesting of the performance units is over a three-year period and is based on the continuing profitability of the Company. Vesting of performance units may also occur earlier in the event of a change of control of the Company, cessation of the recipient’s directorship due to death, or in such other circumstances as may be approved by the Board.

The Incentive Share Plan limits the number of Common Shares issuable and issued under the Plan to non-executive members of the Board of Directors to not more than 0.25% of the issued and outstanding Common Shares of the Company.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The Company’s Incentive Share Plan is the only compensation plan under which equity securities of the Company have been authorized for issuance. The Incentive Share Plan was first approved by shareholders in 1982. In 2002, shareholders approved amendments to the Plan to permit the grant of restricted shares and performance units. In 2005, shareholders approved further amendments to the Plan to: (1) increase the number of Common Shares available for awards under the Plan by 600,000 to 875,819 Common Shares; (2) replace certain Plan limits with (a) a limit on the number of Common Shares issuable or issued under the Plan to non-executive members of the Board of Directors to not more than 0.25% of the issued and outstanding Common Shares of the Company; (b) a limit on the number of Common Shares issuable or issued under the Plan to insiders of the Company to not more than 10% of the issued and outstanding Common Shares of the Company; and (c) a limit on the number of Common Shares issuable under the Plan to any one person to not more than 2% of the issued and outstanding Common Shares of the Company; and (3) make a number of conforming changes to the Plan to reflect changes in applicable stock exchange rules.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the knowledge of the Company, as of December 31, 2005, there was no outstanding indebtedness to IPSCO or its subsidiaries incurred by directors of the Company. The following table sets forth the only incidence of indebtedness of executive officers or senior officers of the Company for which the amount of such indebtedness exceeds $60,000:

Name and Principal Position	Involvement of Issuer or Subsidiary	Largest Amount Outstanding During 2005 ($)	Amount Outstanding as at March 20, 2006 ($)	Term to Maturity
John Tulloch	Lender	220,000	Nil	N/A
David Britten	Lender	163,200	Nil	N/A
Raymond Rarey	Lender	154,750	137,750	July 1, 2013

The indebtedness described above does not bear interest, is secured by the residence of the borrower and was made pursuant to a relocation loan entered into prior to July 30, 2002. In compliance with the Sarbanes-Oxley Act of 2002 in the United States. effective July 30, 2002, the Company ceased making loans of any kind to executive or senior officers.

The aggregate indebtedness outstanding as at March 20, 2006 to the Company or its subsidiaries relating primarily to Company-required employee relocations and incurred by executive officers, employees and former executive officers and employees of the Company and its subsidiaries, is set out in the table below:

Purpose	To the Company or its Subsidiaries ($)
Other	$3,993,860

APPROVAL OF ANNUAL INCENTIVE PLAN FOR SENIOR OFFICERS

IPSCO Inc. Senior Officer Annual Incentive Plan

On February 3, 2006, the Management Resources and Compensation Committee (“MRCC”) unanimously approved the IPSCO Inc. Senior Officer Annual Incentive Plan (the “AIP” or “Plan”) and directed that the Plan be submitted to shareholders for approval at the Annual and Special Meeting. The Plan is intended to permit the payment of bonuses that qualify as “performance based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), as amended. A copy of the proposed Plan is set forth in Schedule “E” to this Proxy Statement.

Purpose of the Plan

The Board of Directors has determined that the addition of an annual cash incentive program for the Company’s key executives would enable it to attract, retain and reward key executives whose contributions are critical to the long-term success of the Company and will create long-term value for shareholders by (1) retaining its key executive talent, (2) providing competitive compensation opportunities sufficient to attract new executive officer talent, (3) ensuring that annual cash compensation is earned for annual performance and (4) qualifying the plan under the performance-based exception pursuant to Section 162(m) of the Code.

Description of the Plan

Eligibility.   Participants in the Plan are executive officers and key employees (“Participants”) who are designated by the MRCC. As of February 3, 2005, all executive officers, including the President and Chief Executive Officer, were chosen to participate for fiscal year 2005. Participants in the Plan for fiscal year 2006 were determined on February 3, 2006. Approximately nine executive officers and key employees will be eligible to participate in the Plan in 2006. As the Company’s executive officers are eligible to receive awards under the Plan, the executive officers have an interest in this proposal. No person is automatically entitled to participate in the Plan in any performance period (i.e., a calendar year beginning on January 1 of any year, unless otherwise specified by the MRCC). The Company may also pay discretionary bonuses, or other types of compensation, outside of the Plan.

Purpose.   The purpose of the Plan is to motivate Participants to achieve certain corporate and business unit performance objectives and to reward them only if those objectives are met. If certain requirements are satisfied, bonuses issued under the Plan may qualify as deductible “performance-based compensation” within the meaning of Code Section 162(m).

Administration.   The Plan will be administered by the MRCC. The MRCC, subject to the terms and conditions of the Plan and Section 162(m) of the Code, is authorized to select or approve Participants and to make awards in such amounts and upon such terms as it may determine. No member of the MRCC is entitled to participate in the Plan. The MRCC shall not be liable for any action or determination made in good faith with respect to the Plan.

Determination of Incentive Awards.   Under the Plan, Participants will be eligible to receive awards based upon the attainment and certification of certain objective performance criteria, including financial measures, established by the MRCC. The performance criteria the MRCC may select will include one or more of the following: earnings, operating earnings, earnings per share, operating earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), revenues, shareholders’ equity, return on equity, return on assets, return on invested capital, economic value added, operating margins, cash flow, total shareholder return, expenses, debt-to-capital ratio or market share. Individual performance objectives will also be considered. The performance criteria may differ for each Participant. Performance criteria may apply to the Company or to one of the business units. Any individual performance objectives must relate to an objective that is objectively determinable within the meaning of Section 162(m) of the Code. As awards under the Plan are determined based on actual future performance, awards in 2006 and future actual awards cannot now be determined.

Payment of Awards.   All awards will be paid in cash as soon as practicable following determination of the award, unless the Company establishes a plan to permit deferral of bonus amounts, in which case the award will be paid pursuant to the timing requirements of that plan and applicable law. The MRCC may also defer payment of awards in its discretion, as may be necessary or desirable to preserve the deductibility of such award under Code Section 162(m). The maximum payment that any participant may receive under this Plan in any performance period is $3,000,000.

Amendment and Termination.   The Board of Directors or the MRCC may amend or terminate the Plan. Amendments to the Plan will not be effective without the prior approval of shareholders if such approval is necessary to continue to qualify the plan under Code Section 162(m) or any other applicable laws, regulations or rules.

U.S. Federal Income Tax Consequences.   Under present federal income tax law, Participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, the Company will receive a deduction for the amount constituting ordinary income to the participant.

New Plan Benefits. Awards under the Plan will be based on the Company’s future actual performance, and accordingly, actual awards for 2006 cannot now be determined. When it adopted the Plan, the Committee also established the performance objectives for 2006 that will be used to determine each participant’s award under the Plan if the Plan is approved by shareholders. The fiscal 2006 target payouts for the Company’s named executive officers and other groups, consistent with the parameters established by the Plan and based on target awards (expressed as a percentage of the participant’s annual base salary), are as follows:

Name and Position	2006 Target (as % of base salary)(1)
David Sutherland, President and Chief Executive Officer	70%
John Tulloch, Executive Vice President and Chief Commercial Officer	60%
Vicki Avril, Senior Vice President and Chief Financial Officer	60%
Peter MacPhail, Vice President, Primary Operations	50%
Joe Russo, Senior Vice President and Chief Technical Officer	50%
Executive Group	50%
Non-Executive Director Group	N/A (2)
Non-Executive Officer Employee Group	N/A

(1)                The percentages reflected in the above table reflect the target ROCE plus the 10% personal objective incentive award as described below.

(2)                Non-employee directors do not participate in the Plan.

The Plan’s performance objectives for fiscal 2006 are based on the Company’s return on capital employed (“ROCE”). The incentive award under the Plan is measured by the Company’s absolute performance of ROCE and by the Company’s percentile ranking of ROCE relative to a group of 15 peer companies in the steel industry. The matrix of these two measurements will permit a senior officer to receive anywhere from 0% of the senior officer’s target incentive amount of 40% of base salary for each named executive officer (50% for Ms. Avril and Mr. Tulloch and 60% for the CEO), depending on achievement of specified levels under each measurement. In addition to the 2006 target subject to the ROCE measurement, each of the senior officers, including the officers listed above, are eligible for an additional incentive award of up to 10% of their base salary based on previously approved individual performance goals.

The table below shows bonuses earned under the Company’s existing Executive Officer Annual Incentive Plan (or “MIP”) based on actual performance for the year ended December 31, 2005.

Name and Position	2005 Bonus
David Sutherland, President and Chief Executive Officer	$1,140,750
John Tulloch, Executive Vice President and Chief Commercial Officer	$634,680
Vicki Avril, Senior Vice President and Chief Financial Officer	$602,700
Peter MacPhail, Vice President, Primary Operations	$442,285
Joe Russo, Senior Vice President and Chief Technical Officer	$440,841
Executive Group	$1,371,306
Non-Executive Director Group	N/A
Non-Executive Officer Employee Group	N/A

Shareholder Approval

At the Meeting, shareholders of the Company will be asked to consider, and if thought advisable, to pass a resolution approving the Plan. In order to be effective, this resolution must be approved by a majority of votes cast by holders of common shares present or represented by proxy at the Meeting.

The text of the resolution approving the Plan is as follows:

“Be it resolved that:

1.    The Plan, as set forth in Schedule “E” to this Proxy Statement, be and is hereby approved.

2.    Any officer or director of the Company, be and is hereby authorized for and on behalf of the Company to execute, whether under the corporate seal of the Company or otherwise, and deliver all such documents and instruments, and to do all such acts or things, as may be necessary or desirable to give effect to this foregoing.”

The Board of Directors recommends that shareholders of the Company vote for the resolution approving the Plan. Unless otherwise instructed by the shareholders, the shares represented by the proxies in the form enclosed herewith will be voted for the resolution approving the Plan.

“HOUSEHOLDING” OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with accountholders who are shareholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to shareholders, a single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker or us that they will be householding communications to your address, householding will continue until you are otherwise notified or until you request otherwise in the manner set out below.

Shareholders who currently receive multiple copies of the Proxy Statement at their address and would like to request householding of their communications should contact their broker, or if a shareholder is a direct holder of shares of our Common Stock, they should submit a written request to our transfer agent, in Canada: Computershare Trust Company of Canada, Suite 600, 530 8th Ave. S.W., Calgary, AB T2P 3S8; and in the United States: Computershare Trust Company Inc., 88 Pine Plaza, 19th Floor, New York, NY 10005. To delist yourself from householding in the future, you may write to the Company at 500-650 Warrenville Road, Lisle, IL 60532, Attention: Corporate Secretary.

SHAREHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

The Canada Business Corporations Act permits certain eligible shareholders of the Company to submit shareholder proposals to the Company, which proposals may be included in a Proxy Statement relating to an annual meeting of shareholders. The Corporate Secretary of the Company must receive, at 500-650 Warrenville Road, Lisle, IL 60532, shareholder proposals for the annual meeting of shareholders of the Company to be held in 2007 by December 29, 2006, which is at least 90 days before the anniversary date of the Notice of Meeting attached to this Proxy Statement.

CORPORATE DISCLOSURE DOCUMENTS

Copies of the Company’s most recent Form 10-K, comparative financial statements for the financial years ended December 31, 2005, 2004 and 2003, together with the Auditors’ Report thereon, and this Proxy Statement are available without charge upon request to the Company. Please send your request to:

IPSCO Inc.
650 Warrenville Road, Suite 500
Lisle, Illinois 60532
Attention:	Mr. John Comrie, Q.C.
Director of Trade Policy and Communications and Assistant Secretary
Fax: (630) 810-4602
Telephone: (630) 810-4800
Email: jcomrie@ipsco.com

The noted information and additional information about IPSCO is available on the Company’s website, www.ipsco.com, on SEDAR at www.sedar.com, and on EDGAR at www.sec.gov/edgar.shtml.

Contacting the Board of Directors

Shareholders, employees and other interested parties may communicate directly with the Board of Directors, either individually or collectively, through the Chairman of the Board by writing to:  Chairman of the Board of Directors, IPSCO Inc., 650 Warrenville Road, Suite 500, Lisle, Illinois 60532.

Alternatively, such parties may communicate with the Board of Directors, either individually or collectively, by calling EthicsLine at 800-500-0333 or faxing EthicsLine at 800-500-0993. Communications sent to EthicsLine will be reviewed by EthicsLine as agent for the non-management directors in facilitating direct communication to the Board of Directors. All communications through EthicsLine will be handled in a confidential manner, to the degree the law allows.

By Order of the Board of Directors,

David Sutherland
President and Chief Executive Officer
March 29, 2006

SCHEDULE “A”

THE MANAGEMENT RESOURCES AND COMPENSATION COMMITTEE CHARTER

I.                   Purpose of the Management Resources and Compensation Committee

The Board of Directors (the “Board”) of IPSCO Inc. (the “Corporation”) has constituted and established a Management Resources and Compensation Committee (the “Committee”) with the authority, duties and responsibilities described in this Management Resources and Compensation Committee Charter.

II.              Composition of Management Resources and Compensation Committee

The Committee shall be composed of three or more directors, one of whom shall serve as Chair of the Committee, as determined by the Board upon the recommendation of the Governance and Compliance Committee. Each member of the Committee shall satisfy the independence requirements for directors of the Committee under applicable securities law, rules, regulations and listing requirements. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy. The members of the Committee may be removed by majority vote of the Board. The Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable laws, regulations and listing requirements.

III.         Duties and Responsibilities of the Management Resources and Compensation Committee

The Committee shall have the following duties and responsibilities:

(a)    To recommend to the Board the names and persons to be appointed as the officers of the Corporation.

(b)   To review matters relating to the performance of the senior officers of the Corporation and, where applicable, succession planning for the senior offices of the Corporation and make recommendations to the Board in respect of such matters as may appear appropriate to the Committee.

(c)    To review and approve the corporate goals and objectives relevant to compensation of the Chief Executive Officer of the Corporation (“CEO”), evaluate the CEO’s performance in light of those goals and objectives, and determine and approve the CEO’s compensation level based on this evaluation (either as a Committee or with other independent directors of the Corporation, as directed by the Board). In determining the long-term incentive component of CEO compensation, the Committee will normally consider the Corporation’s performance and relative shareholder return, the value of similar incentive awards to CEOs at comparable companies, and the awards given to the Corporation’s CEO in past years.

(d)   To approve compensation policies applicable to senior officers and other management personnel of the Corporation other than the CEO.

(e)    To approve the terms and administer all benefit, incentive and other compensation plans for senior officers and other personnel of the Corporation, including bonus, equity compensation and profit sharing plans, and any amendments thereto, as the Committee may deem appropriate.

(f)    To approve those officers, employees or classes of employees to be designated as eligible for participation in any benefit, incentive, or other compensation plan of the Corporation and the terms of such participation.

(g)    To arrange for the annual preparation and recommendation to the Board of the report on executive compensation required by applicable corporate and securities laws and regulations to be included in the Corporation’s annual management proxy circular or annual report to be filed with Canadian securities regulators and the U.S. Securities and Exchange Commission.

(h)   To review the terms and conditions of and administer all retirement plans of the Corporation (both pension plans and retirement savings plans), including oversight of the financial performance of the funds under such plans and making appropriate changes to fund management.

IV.           Meetings and Reports of the Management Resources and Compensation Committee

The Committee will meet as often as necessary to carry out its responsibilities. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee.

V.                Evaluation of the Management Resources and Compensation Committee

The Committee shall evaluate its performance on an annual basis.

VI.           Outside Advisors

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and may retain, at the Corporation’s expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate a compensation consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Corporation.

SCHEDULE “B”

THE GOVERNANCE AND COMPLIANCE COMMITTEE CHARTER

I.                   Organization of the Governance and Compliance Committee

The Board of Directors (the “Board”) of IPSCO Inc. (the “Corporation”) has constituted and established a Governance and Compliance Committee (the “Committee”) to be composed of three or more directors, one of whom shall serve as Chair of the Committee, as determined by the Board of Directors (the “Board”) from time to time. Each member of the Committee shall satisfy the independence requirements for directors under applicable securities rules, regulations and listing requirements. Each member of the Committee shall be elected annually to one-year terms by a majority vote of the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following occurrence of the vacancy. The members of the Committee may be removed by a majority vote of the independent directors of the Board then in office. The Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable laws, regulations and listing requirements.

II.              Purpose of the Governance and Compliance Committee

The purpose of the Committee is (a) to review and report to the Board on matters of corporate governance and Board composition and (b) to provide oversight review of the Corporation’s systems for achieving compliance with legal and regulatory requirements. The Committee’s oversight role regarding compliance systems shall not include responsibility for the Corporation’s actual compliance with applicable laws and regulations.

III.         Duties and Responsibilities of the Governance and Compliance Committee

The Committee shall have the following duties and responsibilities:

A.               Governance

1.                 To develop the approach of the Corporation in matters of corporate governance, including the written statement of corporate governance principles applicable to the Corporation, as set forth in the Corporation’s annual management proxy circular and to make recommendations to the Board with respect to all such matters.

2.                 To assess and report to the Board in respect of matters relating to the ongoing composition of the Board, including:

(a)           to consider the appropriate size of the Board;

(b)          to identify, either directly or with the assistance of a search firm, candidates for membership on the Board and review their qualifications;

(c)           to recommend to the Board criteria for the composition of the Board and the selection of directors;

(d)          to review succession planning issues with respect to the members of the Board and, upon the retirement of the Chair, make a recommendation to the Board with respect to the appointment of a new Chair;

(e)           to monitor the individual performance of members of the Board; and

(f)             to recommend to the Board candidates to fill vacancies occurring between annual meetings and to recommend nominees for election at annual meetings.

3.                 To oversee the evaluation of, and report to the Board on, the performance of the Board as a whole, its committees and, in conjunction with the Management Resources and Compensation Committee, the management of the Corporation.

4.                 To consider the mandates of the committees of the Board, selection and rotation of committee members and the Chair, and make recommendations to the Board in connection with the same.

5.                 To consider the adequacy and the nature of the compensation to be paid to the members of the Board and make recommendations to the Board in connection with the same.

6.                 To assess and report to the Board with respect to the new directors familiarization program of the Corporation.

B.              Compliance

1.                 To review the policies, programs, and practices of the Corporation and monitor the adequacy of compliance systems in the following areas:

(a)           environmental law

(b)          health and safety law

(c)           corporate and securities law

(d)          antitrust and competition law

(e)           regulation of employment practices

(f)             corporate policy on conflicts of interest

(g)           such other areas of regulatory law and corporate policy statements as the Committee considers appropriate from time to time.

2.                 To report and make recommendations to the Board on such areas of regulatory and corporate compliance as are considered appropriate from time to time.

IV.           Meetings and Reports of the Governance and Compliance Committee

The Committee will meet as often as necessary to carry out its responsibilities. Reports of meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee.

V.                Outside Advisors

The Committee has sole authority to retain and terminate any search firm to be used to identify director candidates. The Committee also has sole authority to negotiate contracts with the search firm and to establish the fees payable to the search firm. The Committee also has the authority to retain other professionals to assist it, as it deems necessary, and to establish the fees payable to such other professionals.

SCHEDULE “C”

THE AUDIT COMMITTEE CHARTER

I.                   Organization of the Audit Committee

The Audit Committee shall be comprised of three or more directors, one of whom shall serve as the Chair of the Committee, as determined by the Board of Directors (“Board”). Each Committee member shall satisfy the independence, financial literacy and experience requirements of all applicable regulatory requirements, as such qualifications are interpreted by the Board in the exercise of its sound business judgment.

The Audit Committee may form and delegate authority to subcommittees when appropriate.

II.              Purpose of the Audit Committee

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the integrity of the financial statements and other financial information provided by the Corporation to its shareholders, the public and others, (b) the qualifications and independence of the external auditors, (c) the performance of the Corporation’s internal audit function and external auditors and (d) the adequacy of the Corporation’s internal controls.

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of either the Audit Committee as a whole or any individual member thereof to conduct audits or investigations or to determine that the Corporation’s financial statements and disclosures are complete and accurate and are in accordance with either generally accepted accounting principles, any applicable rules and regulations, or the Company’s corporate policies and procedures. These are the responsibilities of management and the external auditors.

III.         Meetings of the Audit Committee

The Audit Committee shall meet on a regular basis and shall schedule a sufficient number of meetings (whether in person or by teleconference) to carry out its mandate, which shall not be less than once in each quarter. As part of its job to foster open communication, the Audit Committee shall meet periodically with management, the internal audit function and the external auditors (and, if appropriate, internal or external legal counsel) in separate sessions to discuss any matters that the Audit Committee or any of these groups believe should be discussed privately.

The Chair, or in his or her absence another member of the Audit Committee, will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the date and length of each meeting and the agenda of items to be addressed.

IV.           Duties and Responsibilities of the Audit Committee

The Audit Committee shall have the following specific duties and responsibilities:

With Respect to External Auditors

1.                To have the sole authority and to be directly responsible for the appointment (subject to any required shareholder approvals), retention, compensation, and oversight of the work of the external auditors for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company.  Such responsibility shall include  (a) the review with the external auditors of any audit problems or difficulties and management’s response thereto and (b) the resolution of disagreements between management and the external auditors regarding financial reporting. The Audit Committee shall consult with management but shall not delegate these responsibilities.

2.                To have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the external auditors and (b) all non-audit services to be provided by the external auditors, as permitted by applicable law, and in connection therewith, to approve all related fees and other terms of engagement. The Audit Committee shall also review and approve public disclosures in respect of such non-audit services that, under applicable law, are required to be set forth in periodic reports or other public filings or submissions.

3.                To review on an annual basis the performance of the external auditors.

4.                To obtain and review at least annually a report from the external auditors describing (a) the external auditors’ internal quality control procedures, (b) any material issues raised by the most recent internal quality control review, or peer review, of the external auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the external auditors, and any steps taken to deal with any such issues, and (c) all relationships between the external auditors and the Corporation.

5.                To discuss with the external auditors any disclosed relationships or services that may affect the objectivity and independence of the external auditors and to satisfy itself as to the external auditors’ independence.

6.                To confirm that the lead audit partner and the audit partner responsible for reviewing the audit have not performed audit services for the Corporation for more than the five previous fiscal years.

7.                To review all reports required by Section 10A of the U.S. Securities Exchange Act (and any other applicable law) to be submitted to the Audit Committee by the external auditors.

8.                To review, based upon the recommendation of the external auditors and the internal audit function, the scope and plan of the work to be done by the external auditors for each upcoming year, including the proposed fees for such work.

With Respect to the Annual Financial Statements, the MD&A and the AIF

1.                To review and discuss with management, the internal audit function and the external auditors the Corporation’s annual audited financial statements, including disclosures made in “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, and to obtain an explanation from management of all significant variances between comparative reporting periods.

2.                To recommend to the Board, if appropriate, that the Corporation’s annual audited financial statements be included in (a) the Corporation’s Annual Information Form for filing with the Canadian securities commissions and (b) its annual report on Form 40-F for filing with the U.S. Securities and Exchange Commission.

3.                To prepare any reports required of the Audit Committee by applicable securities laws or stock exchange listing requirements or rules.

With Respect to Interim Financial Statements

1.                To review and discuss with management, the internal audit function, and the external auditors (a) the Corporation’s quarterly financial statements, including disclosures made in “Management’s Discussion and Analysis” and (b) the external auditors’ review of the quarterly financial statements. Such review and discussion shall be made prior to the submission of the quarterly financial statements to shareholders, regulatory authorities or the public.

2.                To approve the Corporation’s quarterly unaudited financial statements and quarterly disclosures made in Management’s Discussion and Analysis for filing with the Canadian securities commissions and the U.S. Securities and Exchange Commission.

With Respect to Annual Reviews

1.                To obtain and review an annual report from management relating to the accounting principles used in the preparation of the Corporation’s financial statements, including those policies for which management is required to exercise discretion or judgment regarding the implementation thereof.

With Respect to Periodic Reviews

1.                To review with each of management, the external auditors, and the internal audit function (a) any significant disagreement between management and the external auditors or the internal audit function in connection with the preparation of the draft periodic financial statements, (b) any problems or difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management’s response to each.

2.                To discuss periodically with the external auditors, without management being present, (a) their judgments about the quality and appropriateness of the Corporation’s accounting principles and financial disclosure practices as applied in the Corporation’s financial reporting and (b) the completeness and accuracy of the Corporation’s financial statements.

3.                To consider and approve, if appropriate, significant changes to the Corporation’s accounting principles and financial disclosure practices as suggested by the external auditors, management or the internal auditors, and to review with the independent auditors, management and the internal auditors, at appropriate intervals, the extent to which any changes or improvements in accounting or financial practices, as approved by the Audit Committee, have been implemented.

4.                To review and discuss with management, the internal audit function, the external auditors, and, if appropriate, the Corporation’s internal or external legal counsel, any legal, regulatory, accounting standard or compliance matters that could have a significant impact on the Corporation’s financial statements.

With Respect to Discussions with Management

1.                To review and discuss with management the Corporation’s earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

2.                To review and discuss with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Corporation with unconsolidated entities or other persons, that may have a material current or future effect on the Corporation’s financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

3.                To review and discuss with management the Corporation’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, and to identify and assess the adequacy of policies and guidelines designed by management to address risk assessment and risk management.

4.                The Committee will review periodically with the Company’s General Counsel all legal and regulatory matters which may have a material effect on the Corporation’s financial statements.

With Respect to the Internal Audit Function and Internal Controls

1.                To review, based upon the recommendation of the external auditors and the internal audit function, the scope and plan of the work to be done by the internal auditor.

2.                To review (a) reports of the internal auditor that have been submitted to the Audit Committee, (b) any management response thereto and (c) any subsequent follow-up to material weaknesses identified in (a) or (b).

3.                To review and consult with management with respect to the appointment and replacement of the Corporation’s internal auditors, and to review on an annual basis the performance of the internal audit function.

4.                To review in consultation with the external auditors and the internal audit function the adequacy of the Corporation’s internal control structure and procedures, and to discuss the responsibilities, budget and staffing needs of the internal audit function.

5.                To establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

6.                To review (a) the internal control report required by applicable law to be prepared by management, including management’s assessment of the effectiveness of the Corporation’s internal control structure and procedures for financial reporting and (b) the external auditors’ attestation, and report, on the assessment made by management.

With Respect to Other Matters

1.                To review and approve (a) any change or waiver in the Corporation’s Code of Business Conduct for officers and directors and (b) any public disclosure regarding such change or waiver.

2.                To establish a policy addressing the Corporation’s hiring of employees or former employees of the external auditors who are or were engaged on the Corporation’s account.

3.                To review the appointments of the Chief Financial Officer and other key financial executives from time to time involved in the financial reporting process.

4.                To review and reassess the adequacy of this Charter annually and recommend to the Board any changes considered appropriate by the Audit Committee.

5.                To review the performance of the Audit Committee annually.

6.                To report regularly to the Board on such matters as the Audit Committee considers appropriate.

7.                To perform any other activities consistent with this Charter, the Corporation’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

8.                Although the Audit Committee is not required to conduct audits or investigations, it retains the discretion to do so if it deems it appropriate. Such discretionary audits or investigations may be performed directly by one or more members of the Audit Committee or indirectly through outside consultants or members of management.

9.                Receive reports from time to time from the Chairman of the Management Disclosure Committee on Committee meetings and the CEO/CFO certification process.

V.                Outside Advisors

The Audit Committee shall have the authority to retain independent accounting, legal, and other consultants to advise the Audit Committee, as it determines necessary to carry out its duties The Audit Committee may request any officer or employee of the Corporation, or the Corporation’s internal or external legal counsel or its external auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall determine the extent of funding necessary for payment of compensation to the external auditors for the purpose of rendering or issuing the annual audit report or performing other audit, review or attest services and to any independent accounting, legal and other consultants retained to advise the Audit Committee or to conduct investigations or audits and once determined, such funds, including any ordinary administrative expenses that are necessary or appropriate in carrying out the Audit Committee duties, shall be made available by the Corporation.

SCHEDULE “D”

THE FINANCE COMMITTEE CHARTER

I.                   Organization of the Finance Committee

The Board of Directors (the “Board”) of IPSCO Inc. (the “Company”) has constituted and established a Finance Committee (the “Committee”) to be composed of three or more directors, one of whom shall serve as the Chair of the Committee as determined by the Board from time to time. Each member of the Committee shall be financially literate and shall satisfy the independence requirements for directors under applicable securities rules, regulations and listing requirements. Each member of the Committee shall be elected annually to a one-year term by a majority vote of the Board. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following occurrence of the vacancy. The members of the Committee may be removed by a majority vote of the independent Directors of the Board then in office. The Committee may form and delegate authority to subcommittees as appropriate and in accordance with applicable laws, regulations and listing requirements.

II.              Purpose of the Finance Committee

The purpose of the Committee is to review, report and recommend to the Board on matters of (A) corporate finance and capitalization, (B) annual budget and capital expenditures, (C) risk management, (D) retirement plan fund administration, (E) management information systems and (F) investor relations.

III.         Duties and Responsibilities of the Finance Committee

The Committee shall have the following duties and responsibilities:

A.               Corporate Finance and Capitalization Policy

Review and make recommendations to the Board with respect to:

1.                 long-term financial policy;

2.                 matters of corporate finance, including the nature and amount of debt and equity;

3.                 dividend policy and declaration of dividends for all classes of equity of the Company;

4.                 changes to the Company’s Shareholder Rights Plan;

5.                 issuance and repurchase of any securities;

6.                 investment policy for the Company’s corporate cash investments; and

7.                 policies relating to material expenditures, or assumptions of liability, outside of the ordinary course of business of the Company, including expenditures for acquisitions, joint ventures, divestitures, leasing transactions, third party loans and other similar transactions.

B.              Annual Operating Budget and Capital Expenditures

Review and make recommendations to the Board with respect to:

1.                 annual operating budget and capital expenditures;

2.                 maintenance and compliance capital expenditures in excess of $5 million, and other projects in excess of $1 million the total of which should not exceed the board approval, or such other thresholds as may from time to time be determined by the Board; and

3.                 the post expenditure evaluation of major capital projects undertaken by the Company.

C.              Risk Management

Review and discuss the Corporation’s major risk exposures and the steps management has taken to monitor, control and manage such exposures, and to identify and assess the adequacy of policies and guidelines designed by management to address risk assessment and risk management, as well as to assess and report to the Board with respect to all matters related to enterprise risk, including:

1.                 insured risks and related insurance coverage;

2.                 review policies regarding risk assessment and hedging programs; and

3.                 enterprise risk including uninsured risks.

The Committee’s review shall be in addition to the responsibility of the Audit Committee to periodically review and discuss the Company’s guidelines and policies governing the process by which risk assessment and management is undertaken by the Company.

D.             Retirement Plan Fund Administration

Oversee the financial performance and management of the funds under the retirement plans of the Company (both pension plans and retirement savings plans) and review management’s proposals regarding changes to fund management.

Review, in conjunction with the Audit Committee, the financial and actuarial assumptions used for the determination of the future liabilities of the Company’s retirement plans.

The Committee’s oversight shall be in addition to the responsibility of the Management Resources and Compensation Committee to review the terms and conditions of and administer all retirement plans of the Company (both pension plans and retirement savings plans).

E.              Management Information Systems

Review and assess the adequacy of the Company’s information systems including hardware, operating and financial software, enterprise resource planning and technological obsolescence.

The Committee shall report its conclusions and recommendations to the Board, as appropriate.

F.               Investor Relations

Oversee the performance of the Company’s investor relations program.

IV.           Meetings and Reports of the Finance Committee

The Committee will meet as often as necessary, but at least annually, to carry out its responsibilities.  Reports of the meetings of the Committee shall be made to the Board at its next regularly scheduled meeting following the Committee meeting, accompanied by any recommendations to the Board approved by the Committee.

V.                Evaluation of the Finance Committee

The Committee shall evaluate its performance on an annual basis.

VI.           Outside Advisors

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities and may retain, at the Company’s expense, such independent counsel or other advisors as it deems necessary. The Committee shall have the sole authority to retain or terminate a consultant to assist the Committee in carrying out its responsibilities, including sole authority to approve the consultant’s fees and other retention terms, such fees to be borne by the Company.

SCHEDULE “E”

ANNUAL INCENTIVE PLAN FOR SENIOR OFFICERS

ARTICLE 1

Statement of Purpose

The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to perform and to achieve the Company’s objectives. The Plan’s goals are to be achieved by providing key executives with incentive awards based on the achievement of goals relating to the performance of the Company and upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of Awards that may qualify as performance-based compensation under Code Section 162(m).

ARTICLE 2

Definitions

The terms used in this Plan include the feminine as well as the masculine gender and the plural as well as the singular, as the context in which they are used requires. The following terms, unless the context requires otherwise, are defined as follows:

2.1	“Affiliate” means any parent, subsidiary or other entity that is directly or indirectly controlled by, or controls, the Company.
2.2

“Award” means, with respect to each Participant, the award determined by the Committee under Section 4.3 for the Performance Period, subject to the Committee’s authority to eliminate or reduce the Award otherwise payable.

2.3

“Base Salary” means, as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be determined before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored benefit plans or deferral arrangements.

2.4	“Board” means the IPSCO Inc. Board of Directors.
2.5	“Code” means the Internal Revenue Code of 1986, as amended.
2.6

“Committee” means the Compensation Committee of the Board or any successor committee with responsibility for compensation, or any subcommittee, as long as the number of Committee members and their qualifications shall at all times be sufficient to meet the applicable requirements for “outside directors” under Section 162(m) and the regulations thereunder, as in effect from time to time, and the independence requirements of the New York Stock Exchange, Inc. or any other applicable exchange on which the Company’s common equity is at the time listed.

2.7	“Company” means IPSCO Inc. and any of its Affiliates that adopt this Plan or that have employees who are Participants under this Plan.
2.8	“Determination Date” means the date that is 90 days after the beginning of the Performance Period or, if earlier, the date on which no more than 25% of the Performance Period has elapsed.
2.9	“Disability” means permanent and total disability as defined in the Company’s long term disability plan or, if no such plan is then in effect, as defined in Code Section 22(e)(3).
2.10	“Executive Officer” means any Company employee who is an “executive officer” as defined in Rule 3b-7 promulgated under the Exchange Act.

2.11	“Exchange Act” means the Securities Exchange Act of 1934, as amended.
2.12	“Maximum Award” means as to any Participant for any Performance Period, $3 million.
2.13	“Participant” means an Executive Officer or key management employee as described in Article 3 of this Plan.
2.14	“Performance Period” means the period for which an Award may be made. Unless otherwise specified by the Committee, the Performance Period shall be a calendar year, beginning on January 1 of any year.
2.15	“Plan” means this IPSCO Inc. Senior Officer Annual Incentive Plan, as it may be amended from time to time.
2.16

“Retirement” means a Termination of Employment, after appropriate notice to the Company, (a) on or after the earliest permissible retirement date under a qualified pension or retirement plan of the Company or (b) upon such terms and conditions approved by the Committee, or officers of the Company designated by the Board or the Committee.

2.17	“SEC” means the Securities and Exchange Commission.
2.18	“Section 162(m)” means Code Section 162(m) and regulations promulgated thereunder by the Secretary of the Treasury.
2.19

“Termination of Employment” means (a) the termination of the Participant’s active employment relationship with the Company, unless otherwise expressly provided by the Committee, or (b) the occurrence of a transaction by which the Participant’s employer ceases to be the Company or an Affiliate.

ARTICLE 3

Participation

An Executive Officer or other key management employee of the Company designated by the Committee with respect to a Performance Period shall be a Participant in this Plan and shall continue to be a Participant until any Award he may receive has been paid or forfeited under the terms of this Plan. No person shall be automatically entitled to participate in the Plan.

ARTICLE 4

Incentive Awards

4.1          Objective Performance Goals.   The Committee shall establish written, objective performance goals for a Performance Period no later than the Determination Date. The objective performance goals shall be stated as specific amounts of, or specific changes in, one or more of the financial measures described in Section 4.2. Objective performance goals may also include operational goals such as: productivity, safety, other strategic objectives and individual performance goals. The objective performance goals need not be the same for different Performance Periods and for any Performance Period may be stated: (a) as goals for IPSCO Inc., for one or more of its Affiliates, divisions, business or organizational units, or for any combination of the foregoing; (b) on an absolute basis or relative to the performance of other companies or of a specified index or indices, or be based on any combination of the foregoing; and (c) separately for one or more of the Participants, collectively for the entire group of Participants, or in any combination of the two.

4.2          Financial Measures.   The Committee shall use any one or more of the following financial measures to establish objective performance goals under Section 4.1:  earnings, operating earnings, earnings per share, operating earnings per share, earnings before interest taxes depreciation and amortization (EBITDA), revenues, shareholders’ equity, return on equity, return on assets, return on invested capital, economic value added, operating margins, cash flow, total shareholder return, expenses, dept-to-capital ratio or market share. The Committee may specify any reasonable definition of the financial measures it uses. Such definitions may provide for reasonable adjustments and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or non-recurring items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, or necessary financing activities; recapitalizations, including stock splits and dividends; expenses for restructuring or productivity initiatives; and other non-operating items.

4.3          Award.   On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a formula, matrix or other objective mechanism for determining the Award (if any) that may be payable, in cash to each Participant upon achievement of the applicable objective performance goals. Each formula shall be set forth in writing and may provide one or more levels of Award (e.g., “Target”, “Threshold”, “Maximum”, etc.), as determined by the Committee; provided, however, that in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award. For any Performance Period, the Committee shall have sole and absolute discretion to reduce the amount of, or eliminate entirely, the Award that would otherwise be payable to a Participant under the Award formula.

4.4          Performance Evaluation.   Within a reasonable time after the close of a Performance Period, the Committee shall determine whether and to what extent the objective performance goals established for that Performance Period have been met by the respective Participants. If the objective performance goals and any other material terms established by the Committee have been met by a Participant, the Committee shall so certify in writing with respect to such Participant.

4.5          Payment or Deferral of the Award.

(a)          As soon as practicable after the Committee’s determination under Section 4.4, but subject to Section 4.5(b), the Company shall pay the Award to the Participant. The target timing for the payments under the Plan shall be on or before the date that is 2½ months after the end of the Performance Period; provided, however, that payments shall be made no later than the December 31 following the end of the Performance Period unless such Award has otherwise been deferred pursuant to Section 4.5(b). The Company shall have the right to deduct from any Award, any applicable Federal, state and local income and employment taxes, and any other amounts that the Company is otherwise required to deduct.

(b)         Subject to the Committee’s approval and applicable law, Participants may request that payments of an Award be deferred under a deferred compensation arrangement maintained by the Company by making a deferral election pursuant to such rules and procedures as the Committee may establish from time to time.

4.6          Eligibility for Payments.

(a)          Except as otherwise provided in this Section 4.6, a Participant shall be eligible to receive an Award for a Performance Period only if such Participant is employed by the Company continuously from the beginning of the Performance Period to the end of the Performance Period.

(b)         Under Section 4.6(a), a leave of absence that lasts less than three months and that is approved in accordance with applicable Company policies is not a break in continuous employment. In the case of a leave of absence of three months or longer: (1) the Committee shall determine whether the leave of absence constitutes a break in continuous employment, and (2) if a Participant is on a leave of absence on the date that an Award or payment of the Award is to be made, the Committee may require that the Participant return to active employment with the Company at the end of the leave of absence as a condition of receiving the Award or payment.

(c)          The Committee may determine, in its sole discretion, that an Award will be payable pro-rata for a Participant who either becomes eligible to participate during the Performance Period has a Termination of Employment during the Performance Period due to his death, Retirement or Disability.

ARTICLE 5

Administration

5.1          General Administration.   This Plan shall be administered by the Committee, subject to such requirements for review and approval by the Board as the Board may establish. Subject to the terms and conditions of this Plan and Section 162(m), the Committee is authorized and empowered in its sole discretion to select or approve Participants and to make Awards in such amounts and upon such terms and conditions, as it shall determine.

5.2          Administrative Rules.   The Committee shall have full power and authority to adopt, amend and rescind administrative guidelines, rules and regulations pertaining to this Plan and to interpret this Plan and rule on any questions respecting any of its provisions, terms and conditions. Subject to the requirements of Section 162(m), the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan.

5.3          Committee Members Not Eligible.   No member of the Committee shall be eligible to participate in this Plan.

5.4          Committee Members Not Liable.   The Committee and each of its members shall be entitled to rely upon certificates of appropriate officers of the Company with respect to financial and statistical data in order to determine if the objective performance goals for a Performance Period have been met. Neither the Committee nor any member shall be liable for any action or determination made in good faith with respect to this Plan or any Award made hereunder.

5.5          Decisions Binding.   All decisions, actions and interpretations of the Committee concerning this Plan shall be final and binding on IPSCO Inc. and its Affiliates and their respective boards of directors, and on all Participants and other persons claiming rights under this Plan.

5.6          Application of Section 162(m); Shareholder Approval.

(a)          This Plan is intended to be administered, interpreted and construed so that Award payments remain tax deductible to the Company and unlimited by Section 162(m), which restricts under certain circumstances the Federal income tax deduction for compensation paid by a public company to named executives in excess of $1 million per year. The Committee, or the Board, may, without shareholder approval, amend this Plan retroactively or prospectively to the extent it determines necessary to comply with any subsequent amendment or clarification of Section 162(m) required to preserve the Company’s Federal income tax deduction for compensation paid pursuant to this Plan.

(b)         All Awards under the Plan shall be contingent upon shareholder approval of this Plan in accordance with Section 162(m), the regulations thereunder and other applicable U.S. Treasury regulations. Unless and until such shareholder approval is obtained, no Award shall be made pursuant to this Plan.

ARTICLE 6

Amendments; Termination

This Plan may be amended or terminated by the Board or the Committee. All amendments to this Plan, including an amendment to terminate this Plan, shall be in writing. An amendment to this Plan shall not be effective without the prior approval of the shareholders of IPSCO Inc. if such approval is necessary to continue to qualify Awards as performance-based compensation under Section 162(m), or otherwise under Treasury or SEC regulations, the rules of the New York Stock Exchange, Inc. or any other applicable exchange or any other applicable law or regulations. Unless otherwise expressly provided by the Board or the Committee, no amendment to this Plan shall apply to Awards made before the effective date of such amendment. A Participant’s rights with respect to any Awards made to him may not be abridged by any amendment, modification or termination of this Plan without his individual consent.

ARTICLE 7

Other Provisions

7.1          Duration of the Plan.   This Plan is effective as of January 1, 2006 (the “Effective Date”), subject to the approval of the shareholders of the Company. This Plan shall remain in effect until all Awards made under this Plan have been paid or forfeited under the terms of this Plan, and all Performance Periods related to Awards made under this Plan have expired. No Awards may be made under this Plan for any Performance Period that would end after December 31, 2010 unless the Board, subject to any shareholder approval that may then be required to continue to qualify this Plan as a performance-based plan under Section 162(m), extends this Plan.

7.2          Awards Not Assignable.   No Award or any right thereto shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution. Any other attempted assignment or alienation shall be void and of no force or effect.

7.3          Participant’s Rights.   The right of any Participant to receive any payments under an Award granted to such Participant pursuant to the provisions of this Plan shall be an unsecured claim against the general assets of the Company. This Plan shall not create, nor be construed in any manner as having created, any right by a Participant to any Award for a Performance Period because of a Participant’s participation in this Plan for any prior Performance Period, or because the Committee has made a written certification under Section 4.4 for the Performance Period. Moreover, there is not obligation for uniform treatment for Participants under this Plan.

7.4          Termination of Employment.   The Company retains the right to terminate the employment of any Participant or other employee at any time for any reason or no reason, and an Award is not, and shall not be construed in any manner to be, a waiver of such right.

7.5          Exclusion from Benefits.   Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.

7.6          Successors.   Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the Company’s business or assets, shall assume the Company’s liabilities under this Plan and perform any duties and responsibilities in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

7.7          Law Governing Construction.   The construction and administration of this Plan and all questions pertaining thereto shall be governed by the laws of the State of Illinois, except to the extent that such law is pre-empted by Federal law.

7.8          Headings Not a Part Hereto.   Any headings preceding the text of the several Articles, Sections, subsections, or paragraphs hereof are inserted solely for convenience of reference and shall not constitute a part of this Plan, nor shall they affect its meaning, construction or effect.

7.9          Severability of Provisions.   If any provision of this Plan is determined to be void by any court of competent jurisdiction, this Plan shall continue to operate and, for the purposes of the jurisdiction of the court only, shall be deemed not to include the provision determined to be void.

SCHEDULE “F”

AUDIT COMMITTEE RELEVANT EDUCATION AND EXPERIENCE

Mr. D. Murray Wallace, Committee Chairman

Mr. Wallace is the Chairman of Park Street Capital Corporation. He also serves as the President of Axia NetMedia Corporation. Prior to this, Mr. Wallace was the President and Chief Executive Officer of Avco Financial Services Canada Ltd. In 1980 he served as the Chief Finanical Officer for Saskatchewan Government Insurance (“SGI”), and thereafter served as President to SGI from 1980 to 1892. Mr. Wallace was also a long time member of the senior management team of Trilon Financial Corporation, undertaking assignments on behalf of Royal Trustco, Wellington Insurance (where he also served as Chief Executive Officer) and Royal Trust Retail. In addition to his directorship with IPSCO, Mr. Wallace serves on the Board of Directors and Audit Committees for Crown Life Insurance, Western Surety Co., IPS Inc. and Terravest Industries Inc. Mr. Wallace received a B.Comm. (with distinction) from the University of Saskatchewan in 1967 and a Chartered Account designation in 1970 while articling with the Office of the Provincial Auditor in Saskatchewan. Mr. Wallace was elected as a Fellow of the Institute of Chartered Accountants of Ontario, the highest designation the Institute confers, following a rigorous nomination and review process, in 1995.

Mr. Michael Grandin

Mr. Grandin is the Chairman and Chief Executive Officer and Director of Fording Canadian Coal Trust and recently retired as the Dean of Haskayne School of Business at the University of Calgary. Prior to his appointment with Fording, Mr. Grandin was the President of PanCanadian Energy Corporation (2001 to 2002) and Chief Financial Officer (1990 to 1994). Mr. Grandin served as the Chief Financial Officer for Canadian Pacific Limited from 1998 to 2001. He was Vice Chairman at Midland Walwyn Capital Inc. (1996 to 1997), Chief Financial Officer of Pan Canadian Petroleum Ltd. (1990 to 1996) and Managing Director of Scotia Capital (1986 to 1990). Mr. Grandin received a Masters of Business Administration from Harvard Business School in 1978. He also received a B.Sc. in Civil Engineering from the University of Alberta in 1966. Mr. Grandin is also a director of Encana Corporation and BNS Split Corp.

Ms. Juanita Hinshaw

Ms. Hinshaw is President of H&H Advisors, a private consulting firm (since May 2005). Prior to this, she served as Senior Vice President and Chief Financial Officer to Graybar Electric Company, Inc. (2000 to 2005), and as Vice President and Treasurer of Monsanto Company (1988 to 1999). From 1980 to 1984, Ms. Hinshaw served as Manager, International Banking and foreign exchange for R.J. Reynolds Industries, Inc. and held various positions, including Manager, Cash Management for Burlington Industries, Inc. from 1969 to 1980. Ms. Hinshaw received a Bachelor of Science in Economics and Business Administration, from the University of North Carolina in 1972 and an A.B., Accounting also from the University of North Carolina in 1967. Ms. Hinshaw also serves as a Director of Insituform Technologies, Inc., The Williams Companies, Inc. and Synergistics USA, Inc.

Mr. Allan S. Olson

Mr. Olson is President of First Industries Corporation, a privately-held business investment and management company. Prior to joining First Industries, Mr. Olson served as the President and Chief Executive Officer of Churchill Corporation, an industrial construction company. Mr. Olson received a Bachelor of Science in Civil Engineering from the University of Alberta in 1963. He received a Master of Business Administration in 1965 from the University of Western Ontario. Mr. Olson also serves on the

Board of Directors for Brookfield Properties Corporation and Summit REIT, one of Canada’s largest real estate investment trusts.

Mr. Richard Sim

Mr. Sim served as the Chairman, President and Chief Executive Officer of APW Ltd., an integrated electronic enclosure systems company created by a spinout from Applied Power Inc. from 1998 to 2003. Prior to this appointment, Mr. Sim was Chairman, President and Chief Executive Officer of Applied Power Inc. (1987 to 2002). Mr. Sim received a B.Sc. in Mechanical Engineering from the University of Glasgow in 1965 and a Ph.D. from the University of Cambridge in 1968. Mr. Sim is also a director of Oshkosh Truck Corporation and acts as Chairman of Oshkosh’s Audit Committee.

Mr. John Zaozirny

Mr. Zaozirny is Counsel to McCarthy Tetrault LLP (since 1987) and Vice Chairman of Canaccord Capital Corporation (since 1996). He is a director and a strategic advisor to a number of public and private corporations, and also serves as a Governor of the Business Council of British Columbia. He served as Alberta’s Minister of Energy and Natural Resources (1982 to 1986). Mr. Zaozirny received a B.Comm from the University of Calgary in 1969 and a LL.B. from the University of British Columbia in 1972. He earned a LL.M. at the University of London in 1973. Mr. Zaozirny currently also serves on the board of directors for Pengrowth Energy Trust, Provident Energy Trust Canadian Oilsands Inc., Fording Canadian Coal Trust, Computer Modelling Group Ltd., High Arctic Energy Services Trust, Candax Energy Inc., Canaccord Capital Inc., Terra Vest Income Fund, PetroWorld Inc. and Bankers Petroleum Ltd.

Security Class

Holder Account Number

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Form of Proxy - Annual and Special Meeting to be held on May 4, 2006

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy
1.

Every holder has the right to appoint some other person or company of his or her choice, who need not be a holder, to attend and act on his or her behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.

If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name appears on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.

The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.

The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 4:30 pm, Central Time, on May 2, 2006.

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VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

To Vote Using the Telephone	To Vote Using the Internet	To Receive Documents Electronically

• Call the number listed BELOW from a touch tone telephone.	• Go to the following web site: www.computershare.com/proxy	• You can enroll to receive future securityholder communications electronically, by visiting
www.computershare.com - click “Enroll for e-delivery” under the Shareholder Services menu.
1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER	HOLDER ACCOUNT NUMBER	ACCESS NUMBER

Appointment of Proxyholder

I/We, being holder(s) of IPSCO INC. hereby appoint: BURTON JOYCE, the Chairman of the Board, or failing him, DAVID SUTHERLAND, the President and Chief Executive Officer, or failing him, LESLIE LEDERER, Vice President, General Counsel and Corporate Secretary

	OR	Enter the name of the person you are appointing if this person is someone other than the foregoing.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special Meeting of IPSCO INC. to be held at the Turvey Centre in Regina, Saskatchewan on May 4, 2006 at 9:00 AM (local time) and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

1. Election of Directors

Election of Directors as outlined in the Information Circular.

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			For	Withhold

Vote FOR or WITHHOLD for all nominees proposed by Management			☐	☐

2. Appointment of Auditors			For	Withhold
Re-appointment of Ernst & Young LLP as auditor of the Corporation at a remuneration to be fixed by the Directors.
			☐	☐

3. Resolution			For	Against
To approve the Senior Officer Annual Incentive Plan attached to the Proxy Statement and Management Proxy Circular as Exhibit E.
			☐	☐

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To transact all such matters or business as may properly come before the meeting or any adjournment thereof.

Authorized Signature(s) - This section must be completed for your instructions to be executed.	Signature(s)		Date

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements		Annual Report

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